Pricing Supplement No. 12,078 Registration Statement Nos. 333-275587; 333-275587-01 Dated November 25, 2025 Filed Pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC $2,590,500 Trigger Autocallable GEARS

Linked to a Basket of Stocks due November 27, 2030

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

Investment Description

These Trigger Autocallable GEARS (the “Securities”) are unsecured and unsubordinated debt securities issued by Morgan Stanley Finance LLC (“MSFL”) and fully and unconditionally guaranteed by Morgan Stanley with returns linked to the performance of a weighted basket of stocks (the “Basket”), consisting of the Common Stock of Intuitive Surgical, Inc. (ISRG), the Common Stock of DexCom, Inc. (DXCM), the Common Stock of Eli Lilly and Company (LLY), the Common Shares of Abbott Laboratories (ABT), the Common Stock of AbbVie Inc. (ABBV), the Common Stock of Johnson & Johnson (JNJ), the Common Stock of Boston Scientific Corporation (BSX), the American Depositary Shares of Novartis AG (NVS), the Ordinary Shares of Haleon plc (HLN), the Common Stock of Stryker Corporation (SYK), the Common Stock of Thermo Fisher Scientific Inc. (TMO), the American Depositary Shares of AstraZeneca plc (AZN), the American Depositary Shares of Novo Nordisk A/S (NVO), the Common Stock of UnitedHealth Group Incorporated (UNH), the Common Stock of Welltower Inc. (WELL), the Common Stock of Ventas, Inc. (VTR), the Common Stock of Merck & Co., Inc. (MRK), the Common Stock of Danaher Corporation (DHR), the Common Stock of MetLife, Inc. (MET) and the Ordinary Shares of Alcon Inc. (ALC), each of which we refer to as an “Underling Share” and together as the “Underlying Shares.” If the closing level of the Basket on the Observation Date (the “Observation Date Closing Basket Level”) is greater than or equal to the Autocall Barrier, MSFL will automatically call the Securities and pay the principal amount of the Securities plus the Call Return. No further payments will be made on the Securities once they have been called, and the investor will not participate in any appreciation of the Basket if the Securities are called early. If the Securities are not called prior to maturity and the Basket Return is greater than zero, MSFL will pay the Principal Amount at maturity plus a return equal to the product of (i) the Principal Amount multiplied by (ii) the Basket Return multiplied by (iii) the Upside Gearing of 1.40. If the Basket Return is less than or equal to zero, MSFL will either pay the full Principal Amount at maturity, or, if the Final Basket Level is less than the Downside Threshold, MSFL will pay significantly less than the full Principal Amount at maturity, if anything, resulting in a loss of principal that is proportionate to the negative Basket Return. These long-dated Securities are for investors who seek an equity basket-based return and who are willing to risk a loss on their principal and forgo current income in exchange for the possibility of receiving the Call Return if the Basket closes at or above the Autocall Barrier on the Observation Date, and the Upside Gearing feature and the contingent repayment of principal, which apply only if the Securities have not been called and the Final Basket Level is greater than the Initial Level or not less than the Downside Threshold, respectively, each as applicable at maturity. Investing in the Securities involves significant risks. You will not receive interest or dividend payments during the term of the Securities. The Issuer will not automatically call the Securities following the Observation Date if the Observation Date Closing Basket Level of the Basket is below the Autocall Barrier. You will lose a significant portion or all of your Principal Amount at maturity if the Securities are not called prior to maturity and the Final Basket Level of the Basket is below the Downside Threshold. The contingent repayment of principal applies only if you hold the Securities to maturity.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

Features	Key Dates

❑Automatically Callable: MSFL will automatically call the Securities and pay you the principal amount plus the Call Return if the Observation Date Closing Basket Level of the Basket on the Observation Date is greater than or equal to the Autocall Barrier. If the Securities are called following the Observation Date, no further payments will be made on the Securities and the investor will not participate in any appreciation of the Basket.

❑Enhanced Growth Potential: If the Securities are not called prior to maturity and the Basket Return is greater than zero, the Upside Gearing feature will provide leveraged exposure to any positive Basket Return, and MSFL will pay the Principal Amount at maturity plus pay a return equal to the Basket Return multiplied by the Upside Gearing. If the Basket Return is less than zero, investors may be exposed to the negative Basket Return at maturity.

❑Contingent Repayment of Principal at Maturity: If the Securities are not called prior to maturity and the Basket Return is equal to or less than zero and the Final Basket Level is not less than the Downside Threshold, MSFL will pay the Principal Amount at maturity. However, if the Final Basket Level is less than the Downside Threshold, MSFL will pay less than the full Principal Amount, if anything, resulting in a significant loss of principal that is proportionate to the percentage decline in the value of the Basket. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to our creditworthiness.

Trade Date

November 25, 2025

Settlement Date

November 28, 2025 (2 Business Days after the Trade Date)

Observation Date

December 2, 2026. See “Observation Date, Call Settlement Date, Call Return and Call Price” on page 6 for details.

Final Valuation Date*

November 25, 2030

Maturity Date*

November 27, 2030

*Subject to postponement in the event of a Market Disruption Event or for non-Trading Days. See “Postponement of Observation Date and Final Valuation Date” and “Postponement of Call Settlement Date and Maturity Date” under “Additional Terms of the Securities.”

The Securities are significantly riskier than conventional debt INSTRUMENTS. the terms of the securities may not obligate us TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES. the Securities CAN have downside MARKET risk SIMILAR TO the Underlying Shares, WHICH CAN RESULT IN A LOSS OF A SIGNIFICANT PORTION OR ALL OF YOUR INVESTMENT at maturity. This MARKET risk is in addition to the CREDIT risk INHERENT IN PURCHASING our DEBT OBLIGATIONS.  You should not PURCHASE the Securities if you do not understand or are not comfortable with the significant risks INVOLVED in INVESTING IN the Securities. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER ‘‘KEY RISKS’’ BEGINNING ON PAGE 8 OF THIS PRICING SUPPLEMENT IN CONNECTION WITH YOUR PURCHASE OF THE SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES.

Security Offering

We are offering Trigger Autocallable GEARS Linked to a Basket of Stocks. The Securities are not subject to a predetermined maximum gain and, accordingly, any return at maturity will be determined by the performance of the Basket. The Securities are offered at a minimum investment of 100 Securities at the Price to Public listed below.

Basket	Basket Weighting	Initial Price	Upside Gearing	Initial-Basket Level	Call Return Rate**	Autocall Barrier	Downside Threshold	CUSIP	ISIN
Common Stock of Intuitive Surgical, Inc. (ISRG)*	5.00%	$578.87
Common Stock of DexCom, Inc. (DXCM)*	5.00%	$61.69
Common Stock of Eli Lilly and Company (LLY)*	5.00%	$1,109.94
Common Shares of Abbott Laboratories (ABT)*	5.00%	$128.05
Common Stock of AbbVie Inc. (ABBV)*	5.00%	$231.80
Common Stock of Johnson & Johnson (JNJ)*	5.00%	$206.67
Common Stock of Boston Scientific Corporation (BSX)*	5.00%	$101.36
American Depositary Shares of Novartis AG (NVS)*	5.00%	$130.26
Ordinary Shares of Haleon plc (HLN)*	5.00%	$9.82	1.40	100	8.50% per annum	100, which is 100% of the Initial Basket Level	75, which is 75% of the Initial Basket Level	61778W143	US61778W1430
Common Stock of Stryker Corporation (SYK)*	5.00%	$375.08
Common Stock of Thermo Fisher Scientific Inc. (TMO)*	5.00%	$597.78

American Depositary Shares of AstraZeneca plc (AZN)*	5.00%	$93.24
American Depositary Shares of Novo Nordisk A/S (NVO)*	5.00%	$47.06
Common Stock of UnitedHealth Group Incorporated (UNH)*	5.00%	$326.28
Common Stock of Welltower Inc. (WELL)*	5.00%	$204.59
Common Stock of Ventas, Inc. (VTR)*	5.00%	$79.44
Common Stock of Merck & Co., Inc. (MRK)*	5.00%	$105.66
Common Stock of Danaher Corporation (DHR)*	5.00%	$230.77
Common Stock of MetLife, Inc. (MET)	5.00%	$75.74
Ordinary Shares of Alcon Inc. (ALC)	5.00%	$79.66

*Bloomberg ticker symbol is being provided for reference purposes only. The Closing Price on any trading day will be determined based on the price published by the relevant exchange.

**If the Securities are called, the Call Price will be a fixed amount based on the Call Return. See “Observation Date, Call Settlement Date, Call Return and Call Price” on page 6.

See “Additional Information about Morgan Stanley, MSFL and the Securities” on page 3. The Securities will have the terms set forth in the accompanying prospectus and prospectus supplement and this pricing supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this pricing supplement or the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense. The Securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

Estimated value on the Trade Date	$9.570. See “Additional Information about Morgan Stanley, MSFL and the Securities” on page 3.
	Price to Public	Underwriting Discount(1)	Proceeds to Us(2)
Per Security	$10.00	$0.25	$9.75
Total	$2,590,500	$64,762.50	$2,525,737.50

(1) UBS Financial Services Inc., acting as dealer, will receive from Morgan Stanley & Co. LLC, the agent, a fixed sales commission of $0.25 for each Security it sells. For more information, please see “Supplemental Plan of Distribution; Conflicts of Interest” on page 65 of this pricing supplement.

(2) See “Use of Proceeds and Hedging” on page 65.

The agent for this offering, Morgan Stanley & Co. LLC, is our affiliate and a wholly owned subsidiary of Morgan Stanley. See “Supplemental Plan of Distribution; Conflicts of Interest” on page 65 of this pricing supplement.

Morgan Stanley	UBS Financial Services Inc.

Additional Information about Morgan Stanley, MSFL and the Securities

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by a prospectus supplement) with the SEC for the offering to which this communication relates. In connection with your investment, you should read the prospectus in that registration statement, the prospectus supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying prospectus supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents for free by visiting EDGAR on the SEC website at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the prospectus supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access the accompanying prospectus supplement and prospectus on the SEC website at.www.sec.gov as follows:

♦Prospectus supplement dated November 16, 2023:
https://www.sec.gov/Archives/edgar/data/895421/000095010323016325/dp202714_4242-seriesa.htm

♦Prospectus dated April 12, 2024:
https://www.sec.gov/Archives/edgar/data/895421/000095010324005205/dp209505_424b2-base.htm

References to “MSFL” refer only to MSFL, references to “Morgan Stanley” refer only to Morgan Stanley and references to “we,” “our” and “us” refer to MSFL and Morgan Stanley collectively. In this document, the “Securities” refers to the Trigger Autocallable GEARS that are offered hereby. Also, references to the accompanying “prospectus” and “prospectus supplement” mean the prospectus filed by MSFL and Morgan Stanley dated April 12, 2024 and the prospectus supplement filed by MSFL and Morgan Stanley dated November 16, 2023, respectively.

You should rely only on the information incorporated by reference or provided in this pricing supplement or the accompanying prospectus supplement and prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this pricing supplement or the accompanying prospectus supplement and prospectus is accurate as of any date other than the date on the front of this document.

The Issue Price of each Security is $10. This price includes costs associated with issuing, selling, structuring and hedging the Securities, which are borne by you, and, consequently, the estimated value of the Securities on the Trade Date is less than $10. We estimate that the value of each Security on the Trade Date is $9.570.

What goes into the estimated value on the Trade Date?

In valuing the Securities on the Trade Date, we take into account that the Securities comprise both a debt component and a performance-based component linked to the Underlying Shares. The estimated value of the Securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the Underlying Shares, instruments based on the Underlying Shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Securities?

In determining the economic terms of the Securities, including the Upside Gearing, the Call Return Rate, the Autocall Barrier and the Downside Threshold, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Securities would be more favorable to you.

What is the relationship between the estimated value on the Trade Date and the secondary market price of the Securities?

The price at which MS & Co. purchases the Securities in the secondary market, absent changes in market conditions, including those related to the Underlying Shares, may vary from, and be lower than, the estimated value on the Trade Date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Securities are not fully deducted upon issuance, for a period of up to 9 months following the Settlement Date, to the extent that MS & Co. may buy or sell the Securities in the secondary market, absent changes in market conditions, including those related to the Underlying Shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. currently intends, but is not obligated, to make a market in the Securities, and, if it once chooses to make a market, may cease doing so at any time.

Investor Suitability

The Securities may be suitable for you if:

♦You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦You can tolerate a loss of all or a substantial portion of your Principal Amount and are willing to make an investment that may have the same downside market risk as a weighted investment in the Underlying Shares included in the Basket.

♦You understand and accept the risks associated with the Underlying Shares.

♦You are willing to invest in Securities that may be called early or you are otherwise willing to hold the Securities to maturity, as set forth on the cover of this pricing supplement, and accept that there may be little or no secondary market for the Securities.

♦You believe the Basket will close at or above the Autocall Barrier on the Observation Date or will close at or above the Downside Threshold on the Final Valuation Date.

♦You believe the Basket will appreciate over the term of the Securities and you are willing to invest in the Securities based on the Upside Gearing set forth on the cover hereof

♦You can tolerate fluctuations of the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Basket.

♦You do not seek current income from your investment and are willing to forgo dividends paid on the stocks included in the Underlying Shares.

♦You are willing to assume our credit risk, and understand that if we default on our obligations you may not receive any amounts due to you including any repayment of principal.

The Securities may not be suitable for you if:

♦You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦You cannot tolerate a loss of all or a substantial portion of your Principal Amount, and you are not willing to make an investment that may have the same downside market risk as a weighted investment in the Underlying Shares included in the Basket.

♦You require an investment designed to provide a full return of principal at maturity.

♦You do not understand and accept the risks associated with the Underlying Shares.

♦You are unable or unwilling to invest in Securities that may be called early, or you are otherwise unable or unwilling to hold the Securities to maturity, as set forth on the cover of this pricing supplement, or you seek an investment for which there will be an active secondary market.

♦You believe that the Basket will close below the Autocall Barrier on the Observation Date and that the level of the Basket will decline during the term of the Securities and is likely to close below the Downside Threshold on the Final Valuation Date.

♦You are not willing to invest in the Securities based on the Upside Gearing set forth on the cover hereof

♦You prefer the lower risk, and, therefore, accept the potentially lower returns, of conventional debt securities with comparable maturities issued by us or another issuer with a similar credit rating.

♦You seek current income from your investment or prefer to receive the dividends paid on the stocks included in the Underlying Shares.

♦You are not willing or are unable to assume the credit risk associated with us for any payment on the Securities, including any repayment of principal.

The investor suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Key Risks” on page 8 of this pricing supplement and “Risk Factors” beginning on page 7 of the accompanying prospectus for risks related to an investment in the Securities. For additional information about the Underling Shares, see the information set forth under “Intuitive Surgical, Inc.,” “DexCom, Inc.,” “Eli Lilly and Company,” “Abbott Laboratories,” “AbbVie Inc.,” “Johnson & Johnson,” “Boston Scientific Corporation,” “Novartis AG,” “Haleon plc,” “Stryker Corporation,” “Thermo Fisher Scientific Inc.,” “AstraZeneca plc,” “Novo Nordisk A/S,” “UnitedHealth Group Incorporated,” “Welltower Inc.,” “Ventas, Inc.,” “Merck & Co., Inc.,” “Danaher Corporation,” “MetLife, Inc.,” and “Alcon Inc.” on pages 22, 24, 26, 28, 30, 32, 34, 36, 38, 40, 42, 44, 46, 48, 50, 52, 54, 56, 58 and 60 respectively.

Final Terms

Issuer	Morgan Stanley Finance LLC
Guarantor	Morgan Stanley
Issue Price (per Security)	$10.00 per Security
Principal Amount	$10.00 per Security
Term	Approximately 5 years
Basket

The Securities are linked to a weighted basket of stocks, each of which we refer to as an “Underlying Share,” as follows:

Common Stock of Intuitive Surgical, Inc. (ISRG)

5.00%

Common Stock of DexCom, Inc. (DXCM)

5.00%

Common Stock of Eli Lilly and Company (LLY)

5.00%

Common Shares of Abbott Laboratories (ABT)

5.00%

Common Stock of AbbVie Inc. (ABBV)

5.00%

Common Stock of Johnson & Johnson (JNJ)

5.00%

Common Stock of Boston Scientific Corporation (BSX)

5.00%

American Depositary Shares of Novartis AG (NVS)

5.00%

Ordinary Shares of Haleon plc (HLN)

5.00%

Common Stock of Stryker Corporation (SYK)

5.00%

Common Stock of Thermo Fisher Scientific Inc. (TMO)

5.00%

American Depositary Shares of AstraZeneca plc (AZN)

5.00%

American Depositary Shares of Novo Nordisk A/S (NVO)

5.00%

Common Stock of UnitedHealth Group Incorporated (UNH)

5.00%

Common Stock of Welltower Inc. (WELL)

5.00%

Common Stock of Ventas, Inc. (VTR)

5.00%

Common Stock of Merck & Co., Inc. (MRK)

5.00%

Common Stock of Danaher Corporation (DHR)

5.00%

Common Stock of MetLife, Inc. (MET)

5.00%

Ordinary Shares of Alcon Inc. (ALC)

5.00%

Autocall Barrier	100, which is 100% of the Initial Basket Level
Downside Threshold	75, which is 75% of the Initial Basket Level
Automatic Call:

The Securities will be called automatically if the Observation Date Closing Basket Level of the Basket is greater than or equal to the Autocall Barrier on the Observation Date.

If the Securities are called, MSFL will pay you on the Call Settlement Date the Call Price per Security calculated as follows (see “Observation Date, Call Settlement Date, Call Return and Call Price” on page 6):

$10 + ($10 x Call Return)

After the Securities have been called, no further payments will be made on the Securities.

The Securities will not be called following the Observation Date if the Observation Date Closing Basket Level of the Underlying is below the Autocall Barrier.

Call Return and Call Return Rate	The Call Return is based on an annual Call Return Rate of 8.50% per annum. See “Observation Date, Call Settlement Date, Call Return and Call Price” on page 6.
Upside Gearing	1.40
Payment at Maturity (per Security)

If the Securities are not automatically called and the Basket Return is greater than zero, MSFL will pay you an amount calculated as follows:

$10 + [$10 × (Basket Return × Upside Gearing)]

If the Securities are not automatically called and the Basket Return is less than or equal to zero and the Final Basket Level is greater than or equal to the Downside Threshold, MSFL will pay you a cash payment of:

$10 per Security

If the Securities are not automatically called and the Final Basket Level is less than the Downside Threshold, MSFL will pay you an amount calculated as follows:

$10 + ($10 × Basket Return)

In this case, you could lose up to all of your Principal Amount in an amount proportionate to the negative Basket Return.

Basket Return	Final Basket Level – Initial Basket Level Initial Basket Level
Adjustment Factor	For each of the Underlying Shares, 1.0, subject to adjustment in the event of certain corporate events affecting such Underlying Shares.
Initial Basket Level	100
Final Basket Level

On the Final Valuation Date, the Final Basket Level is calculated as:

100 × [1 + (ISRG Return × 5.00%) + (DXCM Return × 5.00%) + (LLY Return × 5.00%) + (ABT Return × 5.00%) + (ABBV Return × 5.00%) + (JNJ Return × 5.00%) + (BSX Return × 5.00%) + (NVS Return × 5.00%) + (HLN Return × 5.00%) + (SYK Return × 5.00%) + (TMO Return × 5.00%) + (AZN Return × 5.00%) + (NVO Return × 5.00%) + (UNH Return × 5.00%) + (WELL Return × 5.00%) + (VTR Return × 5.00%) + (MRK Return × 5.00%) + (DHR Return × 5.00%) + (MET Return × 5.00%) + (ALC Return × 5.00%)]

Each of the returns set forth in the formula above refers to the return of the relevant Underlying Share, which represents the percentage change from the Initial Price for that Underlying Share to the Final Price for that Underlying Share.

Observation Date Basket Closing Level

On the Observation Date, the Observation Date Closing Basket Level is calculated as:

100 × [1 + (ISRG Return × 5.00%) + (DXCM Return × 5.00%) + (LLY Return × 5.00%) + (ABT Return × 5.00%) + (ABBV Return × 5.00%) + (JNJ Return × 5.00%) + (BSX Return × 5.00%) + (NVS Return × 5.00%) + (HLN Return × 5.00%) + (SYK Return × 5.00%)

+ (TMO Return × 5.00%) + (AZN Return × 5.00%) + (NVO Return × 5.00%) + (UNH Return × 5.00%) + (WELL Return × 5.00%) + (VTR Return × 5.00%) + (MRK Return × 5.00%) + (DHR Return × 5.00%) + (MET Return × 5.00%) + (ALC Return × 5.00%)]

Each of the returns set forth in the formula above refers to the return of the relevant Underlying Share, which represents the percentage change from the Initial Price for that Underlying Share to the Observation Date Closing Price for that Underlying Share.

Observation Date Closing Price	With respect to each of the Underlying Shares, the Closing Price of such Underlying Shares on the Observation Date times the Adjustment Factor on such date.
Observation Date	December 2, 2026. See “Observation Date, Call Settlement Date, Call Return and Call Price” on page 6 for details.
Call Settlement Date	See “Observation Date, Call Settlement Date, Call Return and Call Price” on page 6 for details.
Final Valuation Date	November 25, 2030, subject to postponement in the event of a Market Disruption Event or for non-Trading Days.
Initial Price	With respect to each of the Underlying Shares, the Closing Price of such Underlying Shares on the Trade Date.
Final Price	With respect to each of the Underlying Shares, the Closing Price of such Underlying Shares on the Final Valuation Date times the Adjustment Factor on such date.
CUSIP / ISIN	61778W143 / US61778W1430
Calculation Agent	Morgan Stanley & Co. LLC

Observation Date, Call Settlement Date, Call Return and Call Price
Observation Date*	Call Settlement Date**	Call Return (Based on the Call Return Rate of 8.50% per annum)***	Call Price (per $10 of Securities)
December 2, 2026	The second Business Day following the Observation Date	8.50%	$10.85

* Subject to postponement in the event of a Market Disruption Event or for non-Trading Days. See “Postponement of Observation Date and Final Valuation Date” under “Additional Terms of the Securities.”

** If, due to a Market Disruption Event or otherwise, the Observation Date is postponed so that it falls less than two Business Days prior to the scheduled Call Settlement Date, the Call Settlement Date will be postponed to the second Business Day following that Observation Date as postponed.

*** If the Securities are called following the Observation Date, the Call Price will be a fixed amount based on the Call Return, as specified above, regardless of the actual number of days during such period.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE YOUR ENTIRE PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES IS SUBJECT TO OUR CREDITWORTHINESS. IF WE WERE TO DEFAULT ON OUR PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Investment Timeline

The Initial Prices are observed, the Initial Basket Level is set to 100 and the Upside Gearing is set.

The Securities will be called automatically if the Observation Date Closing Basket Level of the Basket is greater than or equal to the Autocall Barrier on the Observation Date.

If the Securities are called, MSFL will pay you a Call Price per Security calculated as follows:

$10 + ($10 x Call Return)

After the Securities are called, no further payments will be made on the Securities.

The Final Basket Level and Basket Return are determined on the Final Valuation Date.

If the Basket Return is greater than zero, MSFL will pay you a cash payment per Security equal to:

$10 + [$10 × (Basket Return × Upside Gearing)]

If the Basket Return is less than or equal to zero and the Final Basket Level is greater than or equal to the Downside Threshold on the Final Valuation Date, MSFL will pay you a cash payment of $10 per $10 Security.

If the Final Basket Level is less than the Downside Threshold on the Final Valuation Date, MSFL will pay you a cash payment at maturity equal to:

$10 + ($10 × Basket Return)

Under these circumstances, you will lose a significant portion, and could lose all, of your Principal Amount.

Key Risks

An investment in the Securities involves significant risks. The material risks that apply to the Securities are summarized here, but we urge you to also read the “Risk Factors” section of the accompanying prospectus. You should also consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Securities.

Risks Relating to an Investment in the Securities

♦The Securities do not guarantee any return of principal – The terms of the Securities differ from those of ordinary debt securities in that MSFL is not necessarily obligated to repay any of the Principal Amount at maturity. If the Securities have not been called prior to maturity, and if the Final Basket Level is less than the Downside Threshold (which is 75% of the Initial Basket Level), you will be exposed to the full negative Basket Return and the payout owed at maturity by MSFL will be an amount in cash that is at least 25% less than the $10 Principal Amount of each Security, resulting in a loss proportionate to the decrease in the value of the Basket from the Initial Basket Level to the Final Basket Level. There is no minimum payment at maturity on the Securities, and, accordingly, you could lose all of your Principal Amount in the Securities.

♦If the Securities are called prior to maturity, the appreciation potential of the Securities is limited by the fixed Call Return – If the Securities are called prior to maturity, the appreciation potential of the Securities is limited to the fixed Call Return and you will not participate in any appreciation of the Basket, which could be significant. Additionally, the call feature is not applicable at maturity. If the Securities are not automatically called prior to maturity, and the Final Basket Level of the Basket is less than the Downside Threshold, you will be fully exposed to the decline in the level of the Basket from the Trade Date to the Final Valuation Date, and you will lose a significant portion or all of your investment.

♦You may incur a loss on your investment if you sell your Securities prior to maturity – The Downside Threshold is observed on the Final Valuation Date, and the contingent repayment of principal applies only at maturity. If you are able to sell your Securities in the secondary market prior to maturity, you may have to sell them at a loss relative to your initial investment even if the level of the Basket would be above the Downside Threshold at that time.

♦Early redemption risk – The term of your investment in the Securities may be limited to as short as one year by the automatic call feature of the Securities. If the Securities are called prior to maturity, you will not receive any further payments on the Securities, and you may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or for similar returns.

♦The Upside Gearing applies only if you hold the Securities to maturity – You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the Upside Gearing or the Securities themselves, and the return you realize may be less than the Basket Return even if such return is positive. You can receive the full benefit of the Upside Gearing from MSFL only if you hold your Securities to maturity.

♦The Securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or our credit spreads may adversely affect the market value of the Securities – You are dependent on our ability to pay all amounts due on the Securities at maturity, if any, and any payments upon an automatic call, and therefore you are subject to our credit risk. If we default on our obligations under the Securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in our credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Securities.

♦As a finance subsidiary, MSFL has no independent operations and will have no independent assets – As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

♦The Securities do not pay interest – MSFL will not pay any interest with respect to the Securities over the term of the Securities.

♦A higher Call Return Rate and/or lower Downside Threshold may reflect greater expected volatility of the Basket, and greater expected volatility generally indicates an increased risk of decline in the level of the Basket and, potentially, a significant loss at maturity – The economic terms for the Securities, including the Call Return Rate and the Downside Threshold, are based, in part, on the expected volatility of the Basket at the time the terms of the Securities are set. "Volatility" refers to the frequency and magnitude of changes in the level of the Basket. Higher expected volatility with respect to the Basket as of the Trade Date generally indicates a greater expectation as of that date that the Final Basket Level of the Basket could ultimately be less than the Downside Threshold on the Final Valuation Date, which would result in a loss of a significant portion or all of the Principal Amount. At the time the terms of the Securities are set, higher expected volatility will generally be reflected in a higher Call Return Rate and/or lower Downside Threshold, as compared to otherwise comparable securities. Therefore, a relatively higher Call Return Rate, which would increase the upside return if the Securities are automatically called, may indicate an increased risk that the level of the Basket will decrease substantially, which would result in a significant loss at maturity. In addition, and as described above in "The Securities do not guarantee any return of principal," in general, the higher potential return on the Securities as compared to the return payable on our ordinary debt securities with a comparable maturity indicates the risk that you may not receive a positive return on the Securities and may lose a significant portion or all of your investment. Further, a relatively lower Downside Threshold may not indicate that the Securities have a greater likelihood of a return of principal at maturity. You should be willing to accept the downside market risk of the Underlying Shares and the potential to lose a significant portion or all of your Principal Amount at maturity.

♦The market price of the Securities may be influenced by many unpredictable factors – Several factors, many of which are beyond our control, will influence the value of the Securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Securities in the secondary market (if at all), including:

othe trading price of the Underlying Shares at any time,

othe volatility (frequency and magnitude of changes in value) of each of the Underlying Shares,

odividend rates on the Underlying Shares,

ointerest and yield rates in the market,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the Underlying Shares or stock markets generally and which may affect the Final Prices,

othe occurrence of certain corporate events affecting any of the Underlying Shares that may or may not require an adjustment to an Adjustment Factor,

othe time remaining until the Securities mature, and

oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the terms of the Securities at the time of issuance and the price that you will receive if you are able to sell your Securities prior to maturity, as the Securities are comprised of both a debt component and a performance-based component linked to the Underlying Shares, and these are the types of factors that also generally affect the values of debt securities and derivatives linked to the Underlying Shares. For example, you may have to sell your Securities at a substantial discount from the principal amount of $10 per Security if the prices of the Underlying Shares at the time of sale are at or below or moderately above their Initial Prices, and especially if the level of the Basket would be near or below the Downside Threshold, or if market interest rates rise. HLN began trading on July 22, 2022 and therefore has limited historical performance. See “Haleon plc” below. You cannot predict the future performance of the Underlying Shares based on their historical performance.

♦If the Securities are not called prior to maturity, the amount payable on the Securities is not linked to the prices of the Underlying Shares at any time other than the Final Valuation Date – If the Securities are not called prior to maturity, the Final Basket Level will be based on the Closing Prices of the Underlying Shares on the Final Valuation Date, subject to postponement for non-Trading Days and certain Market Disruption Events. Even if some or all of the Underlying Shares appreciate prior to the Final Valuation Date but then drop by the Final Valuation Date, the Payment at Maturity may be significantly less than it would have been had the Payment at Maturity been linked to the prices of the Underlying Shares prior to such drop. Although the actual prices of the Underlying Shares on the stated Maturity Date or at other times during the term of the Securities may be higher than their Final Prices, the Payment at Maturity will be based solely on the Closing Prices of the Underlying Shares on the Final Valuation Date as compared to their Initial Prices.

♦Investing in the Securities is not equivalent to investing in the Underlying Shares – Investing in the Securities is not equivalent to investing in the Underlying Shares. Investors in the Securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the Underlying Shares. As a result, any return on the Securities will not reflect the return you would realize if you actually owned shares of the Underlying Shares and received the dividends paid or distributions made on them. The return on the Securities will not include such a total return feature.

♦The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Securities in the Issue Price reduce the economic terms of the Securities, cause the estimated value of the Securities to be less than the Issue Price and will adversely affect secondary market prices – Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Securities in secondary market transactions will likely be significantly lower than the Issue Price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the Issue Price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Securities in the Issue Price and the lower rate we are willing to pay as issuer make the economic terms of the Securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Securities are not fully deducted upon issuance, for a period of up to 9 months following the Settlement Date, to the extent that MS & Co. may buy or sell the Securities in the secondary market, absent changes in market conditions, including those related to the Underlying Shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

♦The estimated value of the Securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price – These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Securities than those generated by others, including other dealers in the market, if they attempted to value the Securities. In addition, the estimated value on the Trade Date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Securities in the secondary market (if any exists) at any time. The value of your Securities at any time after the date of this pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the Securities may be influenced by many unpredictable factors” above.

♦The Securities will not be listed on any securities exchange and secondary trading may be limited – The Securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Securities. MS & Co. currently intends, but is not obligated, to make a market in the Securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Since other broker-dealers may not participate significantly in the secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Securities, it is likely that there would be no secondary market for the Securities. Accordingly, you should be willing to hold your Securities to maturity.

♦Hedging and trading activity by our affiliates could potentially adversely affect the value of the Securities – One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Securities, including trading in the Underlying Shares, in futures or options contracts on the Underlying Shares, as well as in other instruments related to the Underlying Shares. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the Final Valuation Date approaches. MS & Co. and some of our other affiliates also trade the Underlying Shares, in futures or options contracts on the Underlying Shares, as well as in other instruments related to the Underlying Shares, on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the Trade Date could potentially increase the Initial Prices of the Underlying Shares, and, therefore, could increase the prices at or above which the Underlying Shares must close on the Observation Date for the Securities to be called, and, if the Securities are not called prior to maturity, the prices at or above which the Underlying Shares must close on the Final Valuation Date so that investors do not suffer a significant loss on their initial investment in the Securities. Additionally, such hedging or trading activities during the term of the Securities could potentially affect the Closing Prices of the Underlying Shares on the Observation Date, and, accordingly, whether the Securities are automatically called prior to maturity, and if the Securities are not called prior to maturity, the Closing Prices of the Underlying Shares on the Final Valuation Date, and, accordingly, the amount of cash payable at maturity, if any.

♦Potential conflict of interest – As Calculation Agent, MS & Co. will determine the Initial Prices, the Observation Date Closing Basket Level, the Final Prices, the Final Basket Level, the Basket Return and whether any Market Disruption Event has occurred, and will calculate the payment that you will receive upon a call or the amount payable at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as Calculation Agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of Market Disruption Events, any adjustments to the Adjustment Factor and the calculation of the Final Basket Level in the event of a Market Disruption Event. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Additional Terms of the Securities—Antidilution Adjustments,” “—Postponement of Observation Date and Final Valuation Date,” “—Postponement of Call Settlement Date and Maturity Date” and “—Calculation Agent and Calculations” below. In addition, MS & Co. has determined the estimated value of the Securities on the Trade Date.

♦Potentially inconsistent research, opinions or recommendations by Morgan Stanley, UBS or our or their respective affiliates – Morgan Stanley, UBS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by Morgan Stanley, UBS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the Underlying Shares to which the Securities are linked.

♦The U.S. federal income tax consequences of an investment in the Securities are uncertain – Please note that the discussions in this pricing supplement concerning the U.S. federal income tax consequences of an investment in the Securities supersede the discussions contained in the accompanying prospectus supplement.

Subject to the discussion under “What Are the Tax Consequences of the Securities” in this pricing supplement, although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP (“our counsel”), under current law, and based on current market conditions, each Security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Because the Securities are linked to shares of one or more real estate investment trusts, although the matter is not clear, there is a substantial risk that an investment in the Securities will be treated as a “constructive ownership transaction.” If this treatment applies, all or a portion of any long-term capital gain of a U.S. Holder (as defined below) in respect of the Securities could be recharacterized as ordinary income (in which case an interest charge would be imposed). As a result of certain features of the Securities, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the Securities were treated as a constructive ownership transaction. U.S. Holders should read the section entitled “United States Federal Taxation — Tax Consequences to U.S. Holders — Tax Treatment of the Securities — Potential Application of the Constructive Ownership Rule” in this pricing supplement

If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the Securities, the timing and character of income on the Securities might differ significantly from the tax treatment described herein. For example, under one possible treatment the IRS could seek to recharacterize the Securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the Securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Securities as ordinary income. We do not plan to request a ruling from the IRS regarding the tax treatment of the Securities, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders (as defined below) should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

Both U.S. and Non-U.S. Holders should read carefully the discussion under “What Are the Tax Consequences of the Securities” in this pricing supplement and consult their tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the Securities as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Shares

♦The probability that the Final Basket Level will be less than the Downside Threshold will depend on the volatility of the Basket – “Volatility” refers to the frequency and magnitude of changes in the level of the Basket.  Higher expected volatility with respect to the Basket as of the Trade Date generally indicates a greater chance as of that date that the Final Basket Level will be less than the Downside Threshold, which would result in a loss of a significant portion or all of your investment at maturity.  However, the Basket’s volatility can change significantly over the term of the Securities.  The level of the Basket could fall sharply, resulting in a significant loss of principal.  You should be willing to accept the downside market risk of the Basket and the potential loss of a significant portion or all of your investment at maturity.

♦Changes in the prices of one or more of the Underlying Shares may offset changes in the values of the others – Movements in the prices of the Underlying Shares may not correlate with each other. At a time when the prices of one or more Underlying Shares increase, the prices of the other Underlying Shares may not increase as much, or may even decline. Therefore, in calculating the Basket Return, increases in the prices of one or more Underlying Shares may be moderated, or wholly offset, by lesser increases or declines in the prices of the other Underlying Shares. If the Final Basket Level is less than the Downside Threshold, you will receive at maturity an amount that is significantly less than the amount of your original investment in the Securities.

♦Stock risk – The prices of any of the Underlying Shares can rise or fall sharply due to factors specific to such Underlying Shares and their Underlying Issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. For additional information about the Underlying Shares and the Underlying Issuers, please see “Information About the Underlying Shares” in this pricing supplement and the Underlying Issuers’ SEC filings referred to in those sections.

♦There are risks associated with investments in securities linked to the value of equity securities issued by a foreign company – The American depositary shares of Novartis AG, the ordinary shares of Haleon plc, the American depositary shares of AstraZeneca plc, the American Depositary Shares of Novo Nordisk A/S and the ordinary shares of Alcon Inc. are issued by foreign companies. Investments in securities linked to the value of any equity securities issued by a foreign company involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued by foreign companies may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

♦No affiliation with Intuitive Surgical, Inc., DexCom, Inc., Eli Lilly and Company, Abbott Laboratories, AbbVie Inc., Johnson & Johnson, Boston Scientific Corporation, Novartis AG, Haleon plc, Stryker Corporation, Thermo Fisher Scientific Inc., AstraZeneca plc, Novo Nordisk A/S, UnitedHealth Group Incorporated, Welltower Inc., Ventas, Inc., Merck & Co., Inc. , Danaher Corporation, MetLife, Inc., and Alcon Inc. – Intuitive Surgical, Inc., DexCom, Inc., Eli Lilly and Company, Abbott Laboratories, AbbVie Inc., Johnson & Johnson, Boston Scientific Corporation, Novartis AG, Haleon plc, Stryker Corporation, Thermo Fisher Scientific Inc., AstraZeneca plc, Novo Nordisk A/S, UnitedHealth Group Incorporated, Welltower Inc., Ventas, Inc., Merck & Co., Inc. , Danaher Corporation, MetLife, Inc., and Alcon Inc. are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the Securities. We have not made any due diligence inquiry with respect to Intuitive Surgical, Inc., DexCom, Inc., Eli Lilly and Company, Abbott Laboratories, AbbVie Inc., Boston Scientific Corporation, Novartis AG, Haleon plc, Thermo Fisher Scientific Inc., AstraZeneca plc, Novo Nordisk A/S, UnitedHealth Group Incorporated, Welltower Inc., Ventas, Inc., Merck & Co., Inc. , Danaher Corporation, MetLife, Inc., and Alcon Inc. in connection with this offering.

♦We may engage in business with or involving Intuitive Surgical, Inc., DexCom, Inc., Eli Lilly and Company, Abbott Laboratories, AbbVie Inc., Johnson & Johnson, Boston Scientific Corporation, Novartis AG, Haleon plc, Stryker Corporation, Thermo Fisher Scientific Inc., AstraZeneca plc, Novo Nordisk A/S, UnitedHealth Group Incorporated, Welltower Inc., Ventas, Inc., Merck & Co., Inc. , Danaher Corporation, MetLife, Inc., and Alcon Inc. – We or our affiliates may presently or from time to time engage in business with Intuitive Surgical, Inc., DexCom, Inc., Eli Lilly and Company, Abbott Laboratories, AbbVie Inc., Johnson & Johnson, Boston Scientific Corporation, Novartis AG, Haleon plc, Stryker Corporation, Thermo Fisher Scientific Inc., AstraZeneca plc, Novo Nordisk A/S, UnitedHealth Group Incorporated, Welltower Inc., Ventas, Inc., Merck & Co., Inc. , Danaher Corporation, MetLife, Inc., and Alcon Inc. without regard to your interests and thus may acquire non-public information about Intuitive Surgical, Inc., DexCom, Inc., Eli Lilly and Company, Abbott Laboratories, AbbVie Inc., Boston Scientific Corporation, Novartis AG, Haleon plc, Thermo Fisher Scientific Inc., AstraZeneca plc, Novo Nordisk A/S, UnitedHealth Group Incorporated, Welltower Inc., Ventas, Inc., Merck & Co., Inc. , Danaher Corporation, MetLife, Inc., and Alcon Inc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Intuitive Surgical, Inc., DexCom, Inc., Eli Lilly and Company, Abbott Laboratories, AbbVie Inc., Boston Scientific Corporation, Novartis AG, Haleon plc, Thermo Fisher Scientific Inc., AstraZeneca plc, Novo Nordisk A/S, UnitedHealth Group Incorporated, Welltower Inc., Ventas, Inc., Merck & Co., Inc., Danaher Corporation, MetLife, Inc. or Alcon Inc., which may or may not recommend that investors buy or hold the Underlying Share(s).

♦Governmental regulatory actions could result in material changes to the composition of the Underlying Shares and could negatively affect your return on the Securities – Governmental regulatory actions, including but not limited to sanctions-related actions by the U.S. or foreign governments, could make it necessary or advisable for there to be material changes to the Underlying Shares, depending on the nature of such governmental regulatory actions and the Underlying Shares that are affected. If any governmental regulatory action results in the removal of any of the Underlying Shares, such removal, or even any uncertainty relating to a possible removal, could have a material and negative effect on the prices of the Underlying Shares and, therefore, your return on the Securities.

♦The antidilution adjustments the Calculation Agent is required to make do not cover every corporate event that could affect the Underlying Shares. – MS & Co., as Calculation Agent, will adjust the Adjustment Factors of the Underlying Shares for the purpose of determining whether the Call Price will be paid and the amount payable at maturity, in each case for certain corporate events affecting the Underlying Shares, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the Underlying Issuers of the Underlying Shares, such as mergers. However, the Calculation Agent will not make an adjustment for every corporate event that can affect the Underlying Shares. For example, the Calculation Agent is not required to make any adjustments if the Underlying Issuers of the Underlying Shares or anyone else makes a partial tender or partial exchange offer for the Underlying Shares, nor will adjustments be made following the Final Valuation Date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the prices of the Underlying Shares by the amount of such dividends. If an event occurs that does not require the Calculation Agent to adjust the Adjustment Factors, such as a regular cash dividend, the market price of the Securities and your return on the Securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before the Final Valuation Date, this may decrease the Closing Prices of such Underlying Shares to be less than the Downside Threshold (resulting in a loss of a significant portion of all of your investment in the Securities), materially and adversely affecting your return.

Scenario Analysis and Examples at Maturity

These examples are based on hypothetical terms. The actual terms are set forth on the cover of this pricing supplement.

The below scenario analysis and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Basket relative to the Initial Basket Level. We cannot predict the Final Basket Level on the Final Valuation Date. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the Basket. The numbers appearing in the examples below have been rounded for ease of analysis. The following scenario analysis and examples illustrate the payment upon a call or at maturity for a $10.00 security on a hypothetical offering of the Securities, based on the following terms:

Investment Term:	Approximately 5 years
Initial Basket Level:	100
Downside Threshold:	75
Upside Gearing:	1.40
Autocall Barrier:	100
Call Return Rate:	8.50% per annum
Call Return:	8.50%
Observation Date:	December 2, 2026

Automatic Call:

Date	Observation Date Basket Closing Level	Payment (per Security)
Observation Date	120 (at or above Autocall Barrier)	$10 + ($10 x Call Return) = $10 + ($10 x 8.50%) = $10.85

The Basket closes at or above the Autocall Barrier on the Observation Date and therefore the Securities are called on the Call Settlement Date. MSFL will pay you on the Call Settlement Date the principal amount of $10.00 plus a Call Return of 8.50% per Security. No further amount will be owed to you under the Securities, and you do not participate in the appreciation of the Basket.

Payment at Maturity (if the Securities have not been called)

In the following examples, the Observation Date Basket Closing Level of the Basket on the Observation Date is less than the Autocall Barrier, and therefore the Securities are not called prior to, and remain outstanding until, maturity.

Example 1— The level of the Basket increases to a Final Basket Level of 105. The Basket Return is greater than zero and expressed as a formula:

Basket Return = (105 - 100) / 100 = 5.00%

Payment at Maturity = $10 + [$10 × (5.00% × 1.40)] = $10.70

Because the Basket Return is equal to 5.00%, the Payment at Maturity is equal to $10.70 per $10.00 Principal Amount of Securities, resulting in a total return on the Securities of 7.00%.

Example 2— The Final Basket Level is equal to the Initial Basket Level of 100. The Basket Return is zero and expressed as a formula:

Basket Return = (100 – 100) / 100 = 0.00%

Payment at Maturity = $10.00

Because the Basket Return is zero, the Payment at Maturity per Security is equal to the original $10.00 Principal Amount per Security, resulting in a zero percent return on the Securities.

Example 3— The level of the Basket decreases to a Final Basket Level of 90. The Basket Return is negative and expressed as a formula:

Basket Return = (90 - 100) / 100 = -10.00%

Payment at Maturity = $10.00

Because the Basket Return is less than zero, but the Final Basket Level is greater than or equal to the Downside Threshold on the Final Valuation Date, MSFL will pay you a Payment at Maturity equal to $10.00 per $10.00 Principal Amount of Securities, resulting in a zero percent return on the Securities.

Example 4— The level of the Basket decreases to a Final Basket Level of 40. The Basket Return is negative and expressed as a formula:

Basket Return = (40 - 100) / 100 = -60.00%

Payment at Maturity = $10 + ($10 × -60.00%) = $4.00

Because the Basket Return is less than zero and the Final Basket Level is below the Downside Threshold on the Final Valuation Date, the Securities will be fully exposed to any decline in the level of the Basket on the Final Valuation Date. Therefore, the Payment at Maturity is equal to $4.00 per $10.00 Principal Amount of Securities, resulting in a total loss on the Securities of 60.00%.

If the Securities are not called prior to maturity and the Final Basket Level is below the Downside Threshold on the Final Valuation Date, the Securities will be fully exposed to any decline in the Basket, and you will lose a significant portion or all of your Principal Amount at maturity.

Scenario Analysis – Hypothetical Payment at Maturity for each $10.00 Principal Amount of Securities (if the Securities have not been called prior to maturity).

Performance of the Basket*		Performance of the Securities
Final Basket Level	Basket Return	Upside Gearing	Payment at Maturity	Return on Securities Purchased at $10.00(1)
120	20.00%	1.40	$12.80	28.00%
115	15.00%	1.40	$12.10	21.00%
110	10.00%	1.40	$11.40	14.00%
105	5.00%	1.40	$10.70	7.00%
102	2.00%	1.40	$10.28	2.80%
100	0.00%	N/A	$10.00	0.00%
90	-10.00%	N/A	$10.00	0.00%
80	-20.00%	N/A	$10.00	0.00%
75	-25.00%	N/A	$10.00	0.00%
74	-26.00%	N/A	$7.40	-26.00%
70	-30.00%	N/A	$7.00	-30.00%
60	-40.00%	N/A	$6.00	-40.00%
50	-50.00%	N/A	$5.00	-50.00%
40	-60.00%	N/A	$4.00	-60.00%
30	-70.00%	N/A	$3.00	-70.00%
20	-80.00%	N/A	$2.00	-80.00%
10	-90.00%	N/A	$1.00	-90.00%
0	-100.00%	N/A	$0.00	-100.00%

* The Basket excludes cash dividend payments on the Underlying Shares.

(1) This “Return on Securities” is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $10 Principal Amount Security to the purchase price of $10 per Security.

What Are the Tax Consequences of the Securities?

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the Securities issued under this pricing supplement and is superseded by the following discussion.

The following summary is a general discussion of the principal U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the Securities. This discussion applies only to investors in the Securities who:

♦purchase the Securities in the original offering; and

♦hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

♦certain financial institutions;

♦insurance companies;

♦dealers and certain traders in securities or commodities;

♦investors holding the Securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

♦U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

♦partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

♦regulated investment companies;

♦real estate investment trusts; or

♦tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the Securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the Securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the Securities to you.

In addition, we will not attempt to ascertain whether any issuer of any shares to which a Security relates (such shares hereafter referred to as “Underlying Shares”) is treated as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code or as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. If any issuer of Underlying Shares were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. Holder in the case of a PFIC and to a Non-U.S. Holder (as defined below) in the case of a USRPHC, upon the sale, exchange or settlement of the Securities. You should refer to information filed with the Securities and Exchange Commission or other governmental authorities by the issuers of the Underlying Shares and consult your tax adviser regarding the possible consequences to you if any issuer is or becomes a PFIC or USRPHC.

As the law applicable to the U.S. federal income taxation of instruments such as the Securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the Securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Securities due to the lack of governing authority, in the opinion of our counsel, under current law, and based on current market conditions, each Security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the Securities or instruments that are similar to the Securities for U.S. federal income tax purposes, no assurance can be given that the Internal Revenue Service (the “IRS”) or a court will agree with the tax treatment described herein. Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments of the Securities). Unless otherwise stated, the following discussion is based on the treatment of the Securities as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a Security that is, for U.S. federal income tax purposes:

♦a citizen or individual resident of the United States;

♦a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

♦an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the Securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Treatment Prior to Settlement. A U.S. Holder should not be required to recognize taxable income over the term of the Securities prior to settlement, other than pursuant to a sale or exchange as described below.

Tax Basis. A U.S. Holder’s tax basis in the Securities should equal the amount paid by the U.S. Holder to acquire the Securities.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the Securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the Securities sold, exchanged or settled. Subject to the discussion above regarding the possible application of Section 1297 of the Code, any gain or loss recognized upon the sale, exchange or settlement of the Securities should be long-term capital gain or loss if the U.S. Holder has held the Securities for more than one year at such time, and short-term capital gain or loss otherwise.

Potential Application of the Constructive Ownership Rule. Because the Securities are linked to shares of one or more real estate investment trusts, although the matter is not clear, there is a substantial risk that an investment in the Securities will be treated as a “constructive ownership transaction” under Section 1260 of the Code. If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the Securities could be recharacterized as ordinary income (the “Recharacterized Gain”), in which case an interest charge will be imposed. The amount of Recharacterized Gain (if any) that would be treated as ordinary income in respect of a Security will equal the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of a Security over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code). Under Section 1260 of the Code, the amount of net underlying long-term capital gain will be treated as zero unless otherwise “established by clear and convincing evidence.” As a result of the terms of the Securities, it is unclear how to calculate the amount of Recharacterized Gain if an investment in the Securities were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the Securities. U.S. Holders should consult their tax advisers regarding the potential application of the “constructive ownership” rule.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the Securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the Securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the Securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the Securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of the contingent payment on the Securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the Securities would generally be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter.

Other alternative federal income tax treatments of the Securities are also possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the Securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of the payment on the Securities at maturity and the payment of proceeds from a sale, exchange or other disposition of the Securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns may be filed with the IRS in connection with the payment on the Securities and the payment of proceeds from a sale, exchange or other disposition of the Securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Security that is, for U.S. federal income tax purposes:

♦an individual who is classified as a nonresident alien;

♦a foreign corporation; or

♦a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

♦a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

♦certain former citizens or residents of the United States; or

♦a holder for whom income or gain in respect of the Securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Securities.

Tax Treatment upon Sale, Exchange or Settlement of the Securities

In general. Assuming the treatment of the Securities as set forth above is respected, and subject to the discussions below concerning backup withholding and the possible application of Section 871(m) of the Code and the discussion above concerning the possible application of Section 897 of the Code, a Non-U.S. Holder of the Securities generally will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.

Subject to the discussions regarding the possible application of Sections 871(m) and 897 of the Code and FATCA, if all or any portion of a Security were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the Securities would not be subject to U.S. federal withholding tax, provided that:

♦the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of Morgan Stanley stock entitled to vote;

♦the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to Morgan Stanley through stock ownership;

♦the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code, and

♦the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a Security (or a financial institution holding a Security on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN (or other appropriate form) on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Among the issues addressed in the notice is the degree, if any, to which any income with respect to instruments such as the Securities should be subject to U.S. withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the Securities, possibly on a retroactive basis. Non-U.S. Holders should note that we currently do not intend to withhold on any payment made with respect to the Securities to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above and to the discussions regarding Sections 871(m) and 897 of the Code and FATCA). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the Securities to Non-U.S. Holders, and we will not be required to pay any additional amounts with respect to amounts withheld. Accordingly, Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Securities, including the possible implications of the notice referred to above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the Securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, the Securities may be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the Securities.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the payment on the Securities at maturity as well as in connection with the payment of proceeds from a sale, exchange or other disposition of the Securities. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. Compliance with the certification procedures described above under “―Tax Treatment upon Sale, Exchange or Settlement of the Securities – Certification Requirement” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). If the Securities were recharacterized as debt instruments, FATCA would apply to any payment of amounts treated as interest and to payments of gross proceeds of the disposition (including upon retirement) of the Securities. However, under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). If withholding were to apply to the Securities, we would not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the Securities.

The discussion in the preceding paragraphs under “What Are the Tax Consequences of the Securities,” insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal income tax consequences of an investment in the Securities.

Information About the Underlying Shares

The Underlying Shares are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by the Underlying Issuer pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number listed below through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the Underlying Issuer may be obtained from other publicly available sources.

This document relates only to the Securities referenced hereby and does not relate to the Underlying Shares or other securities of the Underlying Issuers. We have derived all disclosures contained in this document regarding the Underlying Shares from the publicly available documents described in the preceding paragraph. In connection with the offering of the Securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Underlying Issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Underlying Issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Underlying Shares (and therefore the price of the Underlying Shares at the time we priced the Securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Underlying Issuer could affect the value received with respect to the Securities, and, therefore, the trading prices of the Securities.

Included on the following pages is (i) a brief description of each related Underlying Issuer, (ii) a table listing the published high and low Closing Prices and the end-of-quarter Closing Prices of the related Underlying Shares for each quarter in the period from January 1, 2020 through November 25, 2025, and (iii) a graph showing the daily Closing Prices from January 1, 2008 through November 25, 2025. The table and graph showing the daily Closing Prices for ABBV begin on January 2, 2013. The table and graph showing the daily Closing Prices for HLN begin on July 22, 2022. The table and graph showing the daily Closing Prices for ALC begin on April 9, 2019.

We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. Neither we nor any of our affiliates makes any representation to you as to the performance of the Underlying Shares. The historical Closing Prices should not be taken as an indication of future performance, and no assurance can be given as to the price of the Underlying Shares on the Final Valuation Date or during the term of the Securities. We make no representation as to the amount of dividends, if any, that the related Underlying Issuer may pay in the future. In any event, as an investor in the Securities, you will not be entitled to receive dividends, if any, that may be payable on the Underlying Shares.

Intuitive Surgical, Inc.

Intuitive Surgical, Inc. develops, manufactures and sells surgical products for robotic-assisted medical procedures. The Common Stock of Intuitive Surgical, Inc. is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Intuitive Surgical, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-30713 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of Intuitive Surgical, Inc. on November 25, 2025 was $578.87. Intuitive Surgical, Inc.’s Common Stock is listed on the Nasdaq under the ticker symbol “ISRG.”

Historical Information
Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	206.097	122.583	165.070
4/1/2020	6/30/2020	197.587	152.753	189.943
7/1/2020	9/30/2020	255.037	190.430	236.513
10/1/2020	12/31/2020	272.700	222.360	272.700
1/1/2021	3/31/2021	272.917	228.300	246.313
4/1/2021	6/30/2021	306.907	249.200	306.547
7/1/2021	9/30/2021	360.853	309.153	331.383
10/1/2021	12/31/2021	365.42	319.93	359.30
1/1/2022	3/31/2022	360.00	262.77	301.68
4/1/2022	6/30/2022	305.54	190.71	200.71
7/1/2022	9/30/2022	242.46	186.38	187.44
10/1/2022	12/31/2022	281.74	183.06	265.35
1/1/2023	3/31/2023	271.36	224.75	255.47
4/1/2023	6/30/2023	341.94	253.53	341.94
7/1/2023	9/30/2023	354.93	284.35	292.29
10/1/2023	12/31/2023	338.39	258.49	337.36
1/1/2024	3/31/2024	400.59	322.13	399.09
4/1/2024	6/30/2024	445.11	366.34	444.85
7/1/2024	9/30/2024	494.01	416.14	491.27
10/1/2024	12/31/2024	550.62	471.23	521.96
1/1/2025	3/31/2025	610.45	476.78	495.27
4/1/2025	6/30/2025	565.94	451.58	543.41
7/1/2025	9/30/2025	544.47	433.66	447.23
10/1/2025	11/25/2025*	578.87	429.59	578.87

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of Intuitive Surgical, Inc. from January 1, 2008 through November 25, 2025, based on information from Bloomberg.

DexCom, Inc.

DexCom, Inc. is a medical device company primarily focused on designing, developing and commercializing continuous glucose monitoring systems for use by people with diabetes and by healthcare providers. The Common Stock of DexCom, Inc. is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by DexCom, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-51222 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of DexCom, Inc. on November 25, 2025 was $61.69. DexCom, Inc.’s Common Stock is listed on the Nasdaq under the ticker symbol “DXCM.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	75.628	47.790	67.318
4/1/2020	6/30/2020	105.340	62.678	101.350
7/1/2020	9/30/2020	112.948	95.508	103.058
10/1/2020	12/31/2020	104.500	78.000	92.430
1/1/2021	3/31/2021	104.735	84.788	89.848
4/1/2021	6/30/2021	107.930	80.990	106.750
7/1/2021	9/30/2021	143.183	106.710	136.715
10/1/2021	12/31/2021	162.815	129.873	134.238
1/1/2022	3/31/2022	130.198	94.078	127.900
4/1/2022	6/30/2022	132.893	67.990	74.530
7/1/2022	9/30/2022	94.18	76.35	80.54
10/1/2022	12/31/2022	122.67	84.98	113.24
1/1/2023	3/31/2023	122.92	104.00	116.18
4/1/2023	6/30/2023	130.98	112.47	128.51
7/1/2023	9/30/2023	137.93	86.06	93.30
10/1/2023	12/31/2023	124.16	75.49	124.09
1/1/2024	3/31/2024	140.10	114.22	138.70
4/1/2024	6/30/2024	140.45	110.31	113.38
7/1/2024	9/30/2024	116.06	64.00	67.04
10/1/2024	12/31/2024	81.01	65.68	77.77
1/1/2025	3/31/2025	90.75	67.74	68.29
4/1/2025	6/30/2025	87.57	59.83	87.29
7/1/2025	9/30/2025	89.53	66.46	67.29
10/1/2025	11/25/2025*	71.06	54.84	61.69

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock DexCom, Inc. from January 1, 2008 through November 25, 2025, based on information from Bloomberg.

Eli Lilly and Company

Eli Lilly and Company discovers, develops, manufactures and sells pharmaceutical products for humans and animals. The Common Stock of Eli Lilly and Company is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Eli Lilly and Company pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-06351 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of Eli Lilly and Company on November 25, 2025 was $1,109.94. Eli Lilly and Company’s Common Stock is listed on the NYSE under the ticker symbol “LLY.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	147.35	119.05	138.72
4/1/2020	6/30/2020	164.18	136.42	164.18
7/1/2020	9/30/2020	169.13	146.22	148.02
10/1/2020	12/31/2020	172.63	130.46	168.84
1/1/2021	3/31/2021	212.72	164.32	186.82
4/1/2021	6/30/2021	233.54	180.55	229.52
7/1/2021	9/30/2021	272.71	221.60	231.05
10/1/2021	12/31/2021	279.04	224.85	276.22
1/1/2022	3/31/2022	291.66	234.69	286.37
4/1/2022	6/30/2022	327.27	278.73	324.23
7/1/2022	9/30/2022	334.38	296.48	323.35
10/1/2022	12/31/2022	374.76	321.55	365.84
1/1/2023	3/31/2023	364.99	310.63	343.42
4/1/2023	6/30/2023	468.98	350.74	468.98
7/1/2023	9/30/2023	599.30	434.70	537.13
10/1/2023	12/31/2023	619.13	525.19	582.92
1/1/2024	3/31/2024	792.28	592.20	777.96
4/1/2024	6/30/2024	909.04	724.87	905.38
7/1/2024	9/30/2024	960.02	772.14	885.94
10/1/2024	12/31/2024	932.06	727.20	772.00
1/1/2025	3/31/2025	929.72	725.72	825.91
4/1/2025	6/30/2025	898.95	713.71	779.53
7/1/2025	9/30/2025	812.69	625.65	763.00
10/1/2025	11/25/2025*	1,109.94	799.57	1,109.94

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of Eli Lilly and Company from January 1, 2008 through November 25, 2025, based on information from Bloomberg.

Abbott Laboratories

Abbott Laboratories is a developer and manufacturer of pharmaceutical products and medical devices. The Common Shares of Abbott Laboratories are registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Abbott Laboratories pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-2189 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Shares of Abbott Laboratories on November 25, 2025 was $128.05. Abbott Laboratories’ Common Shares are listed on the NYSE under the ticker symbol “ABT.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	91.86	62.82	78.91
4/1/2020	6/30/2020	98.00	76.57	91.43
7/1/2020	9/30/2020	111.29	91.64	108.83
10/1/2020	12/31/2020	114.42	105.00	109.49
1/1/2021	3/31/2021	128.23	108.84	119.84
4/1/2021	6/30/2021	124.53	105.79	115.93
7/1/2021	9/30/2021	129.06	116.66	118.13
10/1/2021	12/31/2021	141.46	115.53	140.74
1/1/2022	3/31/2022	139.04	114.02	118.36
4/1/2022	6/30/2022	123.37	102.07	108.65
7/1/2022	9/30/2022	112.03	96.76	96.76
10/1/2022	12/31/2022	111.53	95.06	109.79
1/1/2023	3/31/2023	114.01	96.86	101.26
4/1/2023	6/30/2023	112.29	100.78	109.02
7/1/2023	9/30/2023	114.62	95.53	96.85
10/1/2023	12/31/2023	110.40	90.19	110.07
1/1/2024	3/31/2024	120.96	109.52	113.66
4/1/2024	6/30/2024	112.44	100.73	103.91
7/1/2024	9/30/2024	118.13	100.07	114.01
10/1/2024	12/31/2024	119.39	111.93	113.11
1/1/2025	3/31/2025	140.22	111.10	132.65
4/1/2025	6/30/2025	138.08	123.95	136.01
7/1/2025	9/30/2025	136.62	120.51	133.94
10/1/2025	11/25/2025*	134.59	123.62	128.05

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Shares of Abbott Laboratories from January 1, 2008 through November 25, 2025, based on information from Bloomberg.

AbbVie Inc.

AbbVie Inc. is a global, research-based biopharmaceutical company. The Common Stock of AbbVie Inc. is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by AbbVie Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-35565 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of AbbVie Inc. on November 25, 2025 was $231.80. AbbVie Inc.’s Common Stock is listed on the NYSE under the ticker symbol “ABBV.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	97.79	64.50	76.19
4/1/2020	6/30/2020	98.18	73.37	98.18
7/1/2020	9/30/2020	100.83	85.91	87.59
10/1/2020	12/31/2020	108.67	80.49	107.15
1/1/2021	3/31/2021	112.62	102.30	108.22
4/1/2021	6/30/2021	117.21	105.21	112.64
7/1/2021	9/30/2021	120.78	106.40	107.87
10/1/2021	12/31/2021	135.93	107.43	135.40
1/1/2022	3/31/2022	163.75	131.98	162.11
4/1/2022	6/30/2022	174.96	137.62	153.16
7/1/2022	9/30/2022	153.93	134.21	134.21
10/1/2022	12/31/2022	165.99	138.31	161.61
1/1/2023	3/31/2023	166.55	144.61	159.37
4/1/2023	6/30/2023	164.90	132.51	134.73
7/1/2023	9/30/2023	154.65	133.59	149.06
10/1/2023	12/31/2023	154.97	137.60	154.97
1/1/2024	3/31/2024	182.10	159.82	182.10
4/1/2024	6/30/2024	180.76	154.79	171.52
7/1/2024	9/30/2024	199.35	163.84	197.48
10/1/2024	12/31/2024	203.87	164.99	177.70
1/1/2025	3/31/2025	216.66	169.20	209.52
4/1/2025	6/30/2025	206.27	170.16	185.62
7/1/2025	9/30/2025	231.54	184.85	231.54
10/1/2025	11/25/2025*	244.38	211.96	231.80

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of AbbVie Inc. from January 2, 2013 through November 25, 2025, based on information from Bloomberg.

Johnson & Johnson

Johnson & Johnson is engaged in the research and development, manufacture and sale of a range of products in the health-care field. The Common Stock of Johnson & Johnson is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Johnson & Johnson pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-3215 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of Johnson & Johnson on November 25, 2025 was $206.67. Johnson & Johnson’s Common Stock is listed on the NYSE under the ticker symbol “JNJ.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	153.99	111.14	131.13
4/1/2020	6/30/2020	155.51	128.81	140.63
7/1/2020	9/30/2020	153.83	140.38	148.88
10/1/2020	12/31/2020	157.38	137.11	157.38
1/1/2021	3/31/2021	170.48	153.07	164.35
4/1/2021	6/30/2021	171.07	159.48	164.74
7/1/2021	9/30/2021	179.47	161.50	161.50
10/1/2021	12/31/2021	173.01	155.93	171.07
1/1/2022	3/31/2022	179.59	158.14	177.23
4/1/2022	6/30/2022	186.01	168.19	177.51
7/1/2022	9/30/2022	179.52	161.33	163.36
10/1/2022	12/31/2022	179.76	160.20	176.65
1/1/2023	3/31/2023	180.25	151.05	155.00
4/1/2023	6/30/2023	166.11	154.35	165.52
7/1/2023	9/30/2023	174.48	155.75	155.75
10/1/2023	12/31/2023	158.88	145.60	156.74
1/1/2024	3/31/2024	162.74	155.22	158.19
4/1/2024	6/30/2024	157.78	144.38	146.16
7/1/2024	9/30/2024	167.38	145.48	162.06
10/1/2024	12/31/2024	165.86	143.34	144.62
1/1/2025	3/31/2025	167.70	142.06	165.84
4/1/2025	6/30/2025	159.82	146.36	152.75
7/1/2025	9/30/2025	185.42	155.17	185.42
10/1/2025	11/25/2025*	206.67	185.98	206.67

** Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of Johnson & Johnson from January 1, 2008 through November 25, 2025, based on information from Bloomberg.

Boston Scientific Corporation

Boston Scientific Corporation is a global developer, manufacturer and marketer of medical devices that are used in a range of interventional medical specialties. The Common Stock of Boston Scientific Corporation is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Boston Scientific Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-11083 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of Boston Scientific Corporation on November 25, 2025 was $101.36. Boston Scientific Corporation’s Common Stock is listed on the NYSE under the ticker symbol “BSX.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	45.71	25.83	32.63
4/1/2020	6/30/2020	39.11	30.19	35.11
7/1/2020	9/30/2020	42.23	34.44	38.21
10/1/2020	12/31/2020	41.97	33.15	35.95
1/1/2021	3/31/2021	39.67	35.27	38.65
4/1/2021	6/30/2021	44.24	38.58	42.76
7/1/2021	9/30/2021	45.88	41.23	43.39
10/1/2021	12/31/2021	44.87	38.07	42.48
1/1/2022	3/31/2022	45.10	40.90	44.29
4/1/2022	6/30/2022	47.10	35.24	37.27
7/1/2022	9/30/2022	43.46	36.71	38.73
10/1/2022	12/31/2022	47.20	39.56	46.27
1/1/2023	3/31/2023	50.03	45.09	50.03
4/1/2023	6/30/2023	54.64	49.72	54.09
7/1/2023	9/30/2023	54.68	50.19	52.80
10/1/2023	12/31/2023	57.81	48.64	57.81
1/1/2024	3/31/2024	68.62	57.60	68.49
4/1/2024	6/30/2024	77.71	67.33	77.01
7/1/2024	9/30/2024	84.00	72.96	83.80
10/1/2024	12/31/2024	91.50	83.62	89.32
1/1/2025	3/31/2025	106.18	89.38	100.88
4/1/2025	6/30/2025	107.41	89.70	107.41
7/1/2025	9/30/2025	108.14	97.03	97.63
10/1/2025	11/25/2025*	104.98	94.95	101.36

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of Boston Scientific Corporation from January 1, 2008 through November 25, 2025, based on information from Bloomberg.

Novartis AG

Novartis AG is a Swiss pharmaceutical research company. The American Depositary Shares of Novartis AG are registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Novartis AG pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-15024 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the American Depositary Shares of Novartis AG on November 25, 2025 was $130.26. Novartis AG’s American Depositary Shares are listed on the NYSE under the ticker symbol “NVS.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	93.80	66.95	78.11
4/1/2020	6/30/2020	86.31	76.67	82.74
7/1/2020	9/30/2020	86.21	77.82	82.38
10/1/2020	12/31/2020	89.46	73.96	89.46
1/1/2021	3/31/2021	93.29	79.11	80.98
4/1/2021	6/30/2021	89.20	80.75	86.44
7/1/2021	9/30/2021	90.13	77.48	77.48
10/1/2021	12/31/2021	83.49	75.51	82.87
1/1/2022	3/31/2022	85.85	75.89	83.13
4/1/2022	6/30/2022	88.82	76.28	80.08
7/1/2022	9/30/2022	82.83	70.68	72.01
10/1/2022	12/31/2022	87.66	71.35	85.95
1/1/2023	3/31/2023	87.93	75.82	87.16
4/1/2023	6/30/2023	99.39	87.65	95.60
7/1/2023	9/30/2023	99.60	89.75	96.50
10/1/2023	12/31/2023	100.97	92.27	100.97
1/1/2024	3/31/2024	108.47	95.27	96.73
4/1/2024	6/30/2024	107.37	92.57	106.46
7/1/2024	9/30/2024	120.89	106.13	115.02
10/1/2024	12/31/2024	117.18	96.77	97.31
1/1/2025	3/31/2025	115.57	97.14	111.48
4/1/2025	6/30/2025	121.01	101.96	121.01
7/1/2025	9/30/2025	129.73	113.50	128.24
10/1/2025	11/25/2025*	132.39	121.80	130.26

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the American Depositary Shares of Novartis AG from January 1, 2008 through November 25, 2025, based on information from Bloomberg.

Haleon plc

Haleon plc is a British healthcare company. The Ordinary Shares of Haleon plc are registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Haleon plc pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-41411 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Ordinary Shares of Haleon plc on November 25, 2025 was $9.82. Haleon plc’s Ordinary Shares are listed on the Nasdaq under the ticker symbol “HLN.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
7/22/2022*	9/30/2022	7.50	5.63	6.09
10/1/2022	12/31/2022	8.06	5.96	8.00
1/1/2023	3/31/2023	8.37	7.57	8.14
4/1/2023	6/30/2023	9.00	8.04	8.38
7/1/2023	9/30/2023	8.94	7.85	8.33
10/1/2023	12/31/2023	8.62	7.78	8.23
1/1/2024	3/31/2024	8.67	8.02	8.49
4/1/2024	6/30/2024	8.64	8.01	8.26
7/1/2024	9/30/2024	10.67	8.32	10.58
10/1/2024	12/31/2024	10.69	9.23	9.54
1/1/2025	3/31/2025	10.67	9.01	10.29
4/1/2025	6/30/2025	11.41	9.27	10.37
7/1/2025	9/30/2025	10.35	8.72	8.97
10/1/2025	11/25/2025**	9.90	8.79	9.82

*HLN began trading on July 22, 2022, and accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period.

**Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Ordinary Shares of Haleon plc from July 22, 2022 through November 25, 2025, based on information from Bloomberg.

Stryker Corporation

Stryker Corporation is a medical technology provider. The Common Stock of Stryker Corporation is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Stryker Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-13149 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of Stryker Corporation on November 25, 2025 was $375.08. Stryker Corporation’s Common Stock is listed on the NYSE under the ticker symbol “SYK.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	225.10	126.50	166.49
4/1/2020	6/30/2020	207.03	144.67	180.19
7/1/2020	9/30/2020	215.81	177.77	208.37
10/1/2020	12/31/2020	245.04	202.01	245.04
1/1/2021	3/31/2021	248.82	221.01	243.58
4/1/2021	6/30/2021	267.00	242.95	259.73
7/1/2021	9/30/2021	280.09	248.90	263.72
10/1/2021	12/31/2021	276.44	236.63	267.42
1/1/2022	3/31/2022	277.77	245.33	267.35
4/1/2022	6/30/2022	276.37	194.09	198.93
7/1/2022	9/30/2022	231.83	189.27	202.54
10/1/2022	12/31/2022	253.95	205.51	244.49
1/1/2023	3/31/2023	285.47	246.03	285.47
4/1/2023	6/30/2023	305.09	271.49	305.09
7/1/2023	9/30/2023	302.43	266.54	273.27
10/1/2023	12/31/2023	299.46	253.85	299.46
1/1/2024	3/31/2024	358.71	293.94	357.87
4/1/2024	6/30/2024	354.67	324.30	340.25
7/1/2024	9/30/2024	371.96	315.94	361.26
10/1/2024	12/31/2024	392.15	345.14	360.05
1/1/2025	3/31/2025	399.90	355.18	372.25
4/1/2025	6/30/2025	395.63	337.37	395.63
7/1/2025	9/30/2025	403.53	368.57	369.67
10/1/2025	11/25/2025*	388.35	353.81	375.08

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of Stryker Corporation from January 1, 2008 through November 25, 2025, based on information from Bloomberg.

Thermo Fisher Scientific Inc.

Thermo Fisher Scientific Inc. is an international provider of life sciences solutions, analytical instruments, specialty diagnostics and laboratory, pharmaceutical and biotechnology services. The Common Stock of Thermo Fisher Scientific Inc. is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Thermo Fisher Scientific Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-8002 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of Thermo Fisher Scientific Inc. on November 25, 2025 was $597.78. Thermo Fisher Scientific Inc.’s Common Stock is listed on the NYSE under the ticker symbol “TMO.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	340.05	255.30	283.60
4/1/2020	6/30/2020	362.34	275.20	362.34
7/1/2020	9/30/2020	441.52	359.77	441.52
10/1/2020	12/31/2020	527.66	435.06	465.78
1/1/2021	3/31/2021	518.83	439.85	456.38
4/1/2021	6/30/2021	508.24	441.00	504.47
7/1/2021	9/30/2021	609.78	509.53	571.33
10/1/2021	12/31/2021	667.24	569.00	667.24
1/1/2022	3/31/2022	644.92	524.00	590.65
4/1/2022	6/30/2022	612.21	500.90	543.28
7/1/2022	9/30/2022	604.49	507.19	507.19
10/1/2022	12/31/2022	571.38	484.71	550.69
1/1/2023	3/31/2023	604.82	535.00	576.37
4/1/2023	6/30/2023	591.13	508.46	521.75
7/1/2023	9/30/2023	574.41	498.29	506.17
10/1/2023	12/31/2023	532.94	431.41	530.79
1/1/2024	3/31/2024	599.43	528.82	581.21
4/1/2024	6/30/2024	599.02	541.52	553.00
7/1/2024	9/30/2024	624.21	531.86	618.57
10/1/2024	12/31/2024	612.94	501.29	520.23
1/1/2025	3/31/2025	606.74	497.60	497.60
4/1/2025	6/30/2025	489.06	390.26	405.46
7/1/2025	9/30/2025	499.99	404.94	485.02
10/1/2025	11/25/2025*	597.78	524.58	597.78

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of Thermo Fisher Scientific Inc. from January 1, 2008 through November 25, 2025, based on information from Bloomberg.

AstraZeneca plc

AstraZeneca plc, a British company, is pharmaceutical developer. The American Depositary Shares of AstraZeneca plc are registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by AstraZeneca plc pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-11960 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the American Depositary Shares of AstraZeneca plc on November 25, 2025 was $93.24. AstraZeneca plc’s American Depositary Shares are listed on the Nasdaq under the ticker symbol “AZN.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	51.33	37.79	44.66
4/1/2020	6/30/2020	55.31	43.10	52.89
7/1/2020	9/30/2020	61.10	53.07	54.80
10/1/2020	12/31/2020	58.02	48.52	49.99
1/1/2021	3/31/2021	54.44	47.16	49.72
4/1/2021	6/30/2021	60.18	48.42	59.90
7/1/2021	9/30/2021	60.79	55.56	60.06
10/1/2021	12/31/2021	63.83	54.02	58.25
1/1/2022	3/31/2022	67.12	55.72	66.34
4/1/2022	6/30/2022	71.14	59.26	66.07
7/1/2022	9/30/2022	68.26	53.02	54.84
10/1/2022	12/31/2022	70.44	54.21	67.80
1/1/2023	3/31/2023	71.60	63.15	69.41
4/1/2023	6/30/2023	75.81	69.91	71.57
7/1/2023	9/30/2023	71.70	64.85	67.72
10/1/2023	12/31/2023	69.28	61.89	67.35
1/1/2024	3/31/2024	69.57	61.03	67.75
4/1/2024	6/30/2024	80.83	66.81	77.99
7/1/2024	9/30/2024	87.62	76.67	77.91
10/1/2024	12/31/2024	79.58	63.20	65.52
1/1/2025	3/31/2025	77.96	65.37	73.50
4/1/2025	6/30/2025	75.00	64.87	69.88
7/1/2025	8/4/2025*	82.11	68.72	76.72
10/1/2025	11/25/2025*	93.24	81.15	93.24

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the American Depositary Shares of AstraZeneca plc from January 1, 2008 through November 25, 2025, based on information from Bloomberg.

Novo Nordisk A/S

Novo Nordisk A/S, a Danish company, is engaged in the discovery, development, manufacturing and marketing of pharmaceutical products. The American Depositary Shares of Novo Nordisk A/S are registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Novo Nordisk A/S pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 333-82318 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the American Depositary Shares of Novo Nordisk A/S on November 25, 2025 was $47.06. Novo Nordisk A/S’s American Depositary Shares are listed on the NYSE under the ticker symbol “NVO.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	32.39	24.73	30.10
4/1/2020	6/30/2020	33.97	29.27	32.74
7/1/2020	9/30/2020	35.11	31.85	34.72
10/1/2020	12/31/2020	36.90	31.95	34.93
1/1/2021	3/31/2021	37.91	33.53	33.71
4/1/2021	6/30/2021	42.38	33.83	41.89
7/1/2021	9/30/2021	53.31	42.21	48.01
10/1/2021	12/31/2021	58.54	47.94	56.00
1/1/2022	3/31/2022	56.27	46.55	55.53
4/1/2022	6/30/2022	60.91	51.62	55.72
7/1/2022	9/30/2022	58.47	47.64	49.82
10/1/2022	12/31/2022	67.67	51.28	67.67
1/1/2023	3/31/2023	79.57	66.17	79.57
4/1/2023	6/30/2023	86.33	77.99	80.92
7/1/2023	9/30/2023	99.77	76.13	90.94
10/1/2023	12/31/2023	105.45	87.78	103.45
1/1/2024	3/31/2024	135.92	102.11	128.40
4/1/2024	6/30/2024	146.91	122.71	142.74
7/1/2024	9/30/2024	145.42	119.07	119.07
10/1/2024	12/31/2024	120.04	85.00	86.02
1/1/2025	3/31/2025	90.95	69.30	69.44
4/1/2025	6/30/2025	81.05	58.08	69.02
7/1/2025	8/4/2025	71.70	45.38	55.49
10/1/2025	11/25/2025*	59.65	44.97	47.06

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the American Depositary Shares of Novo Nordisk A/S from January 1, 2020 through November 25, 2025, based on information from Bloomberg.

UnitedHealth Group Incorporated

UnitedHealth Group Incorporated is a health care and well-being company. The Common Stock of UnitedHealth Group Incorporated is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by UnitedHealth Group Incorporated pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-10864 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of UnitedHealth Group Incorporated on November 25, 2025 was $326.28. UnitedHealth Group Incorporated’s Common Stock is listed on the NYSE under the ticker symbol “UNH.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	305.31	194.86	249.38
4/1/2020	6/30/2020	311.85	229.49	294.95
7/1/2020	9/30/2020	323.70	291.16	311.77
10/1/2020	12/31/2020	356.82	303.68	350.68
1/1/2021	3/31/2021	379.06	324.34	372.07
4/1/2021	6/30/2021	420.89	364.37	400.44
7/1/2021	9/30/2021	429.71	390.74	390.74
10/1/2021	12/31/2021	505.58	387.01	502.14
1/1/2022	3/31/2022	520.82	455.89	509.97
4/1/2022	6/30/2022	546.01	452.06	513.63
7/1/2022	9/30/2022	548.32	501.24	505.04
10/1/2022	12/31/2022	555.15	498.86	530.18
1/1/2023	3/31/2023	518.64	460.33	472.59
4/1/2023	6/30/2023	526.23	458.49	480.64
7/1/2023	9/30/2023	510.93	447.75	504.19
10/1/2023	12/31/2023	552.97	509.47	526.47
1/1/2024	3/31/2024	545.42	472.60	494.70
4/1/2024	6/30/2024	524.63	439.20	509.26
7/1/2024	9/30/2024	604.18	488.01	584.68
10/1/2024	12/31/2024	625.25	485.52	505.86
1/1/2025	3/31/2025	548.18	461.52	523.75
4/1/2025	6/30/2025	599.47	274.35	311.97
7/1/2025	8/4/2025	353.61	237.77	345.30
10/1/2025	11/25/2025*	369.92	309.09	326.28

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of UnitedHealth Group Incorporated from January 1, 2008 through November 25, 2025, based on information from Bloomberg.

Welltower Inc.

Welltower Inc. is a real estate investment company specializing in the healthcare infrastructure. The Common Stock of Welltower Inc. is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Welltower Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-8923 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of Welltower Inc. on November 25, 2025 was $204.59. Welltower Inc.’s Common Stock is listed on the NYSE under the ticker symbol “WELL.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	89.84	33.22	45.78
4/1/2020	6/30/2020	61.65	37.26	51.75
7/1/2020	9/30/2020	61.12	49.20	55.09
10/1/2020	12/31/2020	67.84	52.26	64.62
1/1/2021	3/31/2021	74.55	59.79	71.63
4/1/2021	6/30/2021	84.02	71.04	83.10
7/1/2021	9/30/2021	89.68	82.40	82.40
10/1/2021	12/31/2021	87.07	79.36	85.77
1/1/2022	3/31/2022	98.31	79.67	96.14
4/1/2022	6/30/2022	97.82	77.45	82.35
7/1/2022	9/30/2022	86.34	63.33	64.32
10/1/2022	12/31/2022	71.58	57.37	65.55
1/1/2023	3/31/2023	78.05	65.76	71.69
4/1/2023	6/30/2023	81.95	70.38	80.89
7/1/2023	9/30/2023	85.47	78.60	81.92
10/1/2023	12/31/2023	91.87	79.31	90.17
1/1/2024	3/31/2024	94.25	86.51	93.44
4/1/2024	6/30/2024	105.01	88.31	104.25
7/1/2024	9/30/2024	129.75	104.00	128.03
10/1/2024	12/31/2024	139.30	123.11	126.03
1/1/2025	3/31/2025	156.86	124.05	153.21
4/1/2025	6/30/2025	155.22	136.49	153.73
7/1/2025	8/4/2025	178.14	150.71	178.14
10/1/2025	11/25/2025*	204.59	165.94	204.59

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of Welltower Inc. from January 1, 2008 through November 25, 2025, based on information from Bloomberg.

Ventas, Inc.

Ventas, Inc. is a real estate investment trust specializing in senior housing portfolios and healthcare facilities. The Common Stock of Ventas, Inc. is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Ventas, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-10989 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of Ventas, Inc. on November 25, 2025 was $79.44. Ventas, Inc.’s Common Stock is listed on the NYSE under the ticker symbol “VTR.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	63.05	16.97	26.80
4/1/2020	6/30/2020	45.69	22.52	36.62
7/1/2020	9/30/2020	45.48	34.27	41.96
10/1/2020	12/31/2020	51.49	38.84	49.04
1/1/2021	3/31/2021	57.17	46.07	53.34
4/1/2021	6/30/2021	59.24	52.18	57.10
7/1/2021	9/30/2021	60.40	54.23	55.21
10/1/2021	12/31/2021	56.90	45.69	51.12
1/1/2022	3/31/2022	63.64	50.03	61.76
4/1/2022	6/30/2022	62.86	48.43	51.43
7/1/2022	9/30/2022	53.78	39.65	40.17
10/1/2022	12/31/2022	46.53	36.04	45.05
1/1/2023	3/31/2023	53.00	41.69	43.35
4/1/2023	6/30/2023	48.05	41.97	47.27
7/1/2023	9/30/2023	49.69	41.41	42.13
10/1/2023	12/31/2023	50.95	39.65	49.84
1/1/2024	3/31/2024	50.57	42.29	43.54
4/1/2024	6/30/2024	51.26	41.68	51.26
7/1/2024	9/30/2024	65.33	50.88	64.13
10/1/2024	12/31/2024	66.48	57.73	58.89
1/1/2025	3/31/2025	70.47	56.90	68.76
4/1/2025	6/30/2025	70.08	62.45	63.15
7/1/2025	8/4/2025	69.99	62.76	69.99
10/1/2025	11/25/2025*	80.00	67.45	79.44

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of Ventas, Inc. from January 1, 2008 through November 25, 2025, based on information from Bloomberg.

Merck & Co., Inc.

Merck & Co., Inc. is a global health care company that delivers innovative health solutions through its prescription medicines, vaccines, biologic therapies and animal health products. The Common Stock of Merck & Co., Inc. is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Merck & Co., Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-06571 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of Merck & Co., Inc. on November 25, 2025 was $105.66. Merck & Co., Inc.’s Common Stock is listed on the NYSE under the ticker symbol “MRK.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	87.763	63.314	73.364
4/1/2020	6/30/2020	80.077	70.370	73.736
7/1/2020	9/30/2020	82.890	73.126	79.095
10/1/2020	12/31/2020	79.591	71.715	77.998
1/1/2021	3/31/2021	81.050	68.816	73.507
4/1/2021	6/30/2021	77.77	70.26	77.77
7/1/2021	9/30/2021	78.83	71.68	75.11
10/1/2021	12/31/2021	90.54	72.28	76.64
1/1/2022	3/31/2022	82.40	73.51	82.05
4/1/2022	6/30/2022	94.64	83.49	91.17
7/1/2022	9/30/2022	94.96	84.53	86.12
10/1/2022	12/31/2022	112.12	87.44	110.95
1/1/2023	3/31/2023	114.84	102.94	106.39
4/1/2023	6/30/2023	118.38	108.61	115.39
7/1/2023	9/30/2023	114.33	102.95	102.95
10/1/2023	12/31/2023	109.02	100.18	109.02
1/1/2024	3/31/2024	131.95	113.24	131.95
4/1/2024	6/30/2024	132.96	123.80	123.80
7/1/2024	9/30/2024	128.97	111.15	113.56
10/1/2024	12/31/2024	114.74	96.31	99.48
1/1/2025	3/31/2025	101.02	83.01	89.76
4/1/2025	6/30/2025	87.12	73.47	79.16
7/1/2025	8/4/2025	87.37	77.60	83.93
10/1/2025	11/25/2025*	105.66	82.49	105.66

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of Merck & Co., Inc. from January 1, 2008 through November 25, 2025, based on information from Bloomberg.

Danaher Corporation

Danaher Corporation develops, manufactures and markets products and services in the biotechnology, life sciences and diagnostics sectors. The Common Stock of Danaher Corporation is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Danaher Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-08089 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of Danaher Corporation on November 25, 2025 was $230.77. Danaher Corporation’s Common Stock is listed on the NYSE under the ticker symbol “DHR.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	149.844	107.599	122.685
4/1/2020	6/30/2020	156.740	114.078	156.740
7/1/2020	9/30/2020	190.866	157.033	190.866
10/1/2020	12/31/2020	217.573	188.358	196.903
1/1/2021	3/31/2021	217.963	188.252	199.509
4/1/2021	6/30/2021	240.823	199.509	237.872
7/1/2021	9/30/2021	294.663	241.284	269.853
10/1/2021	12/31/2021	291.631	258.897	291.631
1/1/2022	3/31/2022	279.887	228.042	260.005
4/1/2022	6/30/2022	265.616	210.172	224.718
7/1/2022	9/30/2022	268.000	218.992	228.946
10/1/2022	12/31/2022	250.219	213.992	235.266
1/1/2023	3/31/2023	245.530	212.512	223.406
4/1/2023	6/30/2023	227.040	199.429	212.734
7/1/2023	9/30/2023	235.416	206.600	219.913
10/1/2023	12/31/2023	233.13	185.10	231.34
1/1/2024	3/31/2024	256.19	224.58	249.72
4/1/2024	6/30/2024	267.98	235.51	249.85
7/1/2024	9/30/2024	280.76	239.25	278.02
10/1/2024	12/31/2024	274.56	226.16	229.55
1/1/2025	3/31/2025	250.59	201.62	205.00
4/1/2025	6/30/2025	205.16	174.64	197.54
7/1/2025	8/4/2025	212.20	181.46	198.26
10/1/2025	11/25/2025*	230.77	202.46	230.77

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of Danaher Corporation from January 1, 2008 through November 25, 2025, based on information from Bloomberg.

MetLife, Inc.

MetLife, Inc. is a provider of insurance, annuities and employee benefit programs. The Common Stock of MetLife, Inc. is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by MetLife, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-15787 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of MetLife, Inc. on November 25, 2025 was $75.74. MetLife Inc.’s Common Stock is listed on the NYSE under the ticker symbol “MET.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	52.61	23.53	30.57
4/1/2020	6/30/2020	43.00	27.72	36.52
7/1/2020	9/30/2020	40.57	35.39	37.17
10/1/2020	12/31/2020	48.67	36.60	46.95
1/1/2021	3/31/2021	61.76	46.08	60.79
4/1/2021	6/30/2021	67.16	58.30	59.85
7/1/2021	9/30/2021	63.61	55.86	61.73
10/1/2021	12/31/2021	66.60	57.11	62.49
1/1/2022	3/31/2022	71.63	61.96	70.28
4/1/2022	6/30/2022	72.44	60.87	62.79
7/1/2022	9/30/2022	68.52	57.91	60.78
10/1/2022	12/31/2022	76.95	62.58	72.37
1/1/2023	3/31/2023	73.58	54.30	57.94
4/1/2023	6/30/2023	61.81	49.12	56.53
7/1/2023	9/30/2023	66.36	56.71	62.91
10/1/2023	12/31/2023	66.90	58.29	66.13
1/1/2024	3/31/2024	74.11	65.35	74.11
4/1/2024	6/30/2024	74.22	68.55	70.19
7/1/2024	9/30/2024	82.48	67.96	82.48
10/1/2024	12/31/2024	88.25	78.15	81.88
1/1/2025	3/31/2025	87.00	77.70	80.29
4/1/2025	6/30/2025	82.49	68.42	80.42
7/1/2025	8/4/2025	82.37	73.82	82.37
10/1/2025	11/25/2025*	82.89	73.92	75.74

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of MetLife, Inc. from January 1, 2008 through November 25, 2025, based on information from Bloomberg.

Alcon Inc.

Alcon Inc., a Swiss-American company, is a provider of eye care products. The Ordinary Shares of Alcon Inc. is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Alcon Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-31269 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Ordinary Shares of Alcon Inc. on November 25, 2025 was $79.66. Alcon Inc.’s Ordinary Shares is listed on the NYSE under the ticker symbol “ALC.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	63.46	39.86	50.82
4/1/2020	6/30/2020	64.16	49.45	57.32
7/1/2020	9/30/2020	62.39	55.23	56.95
10/1/2020	12/31/2020	66.57	56.82	65.98
1/1/2021	3/31/2021	76.01	65.32	70.18
4/1/2021	6/30/2021	76.21	66.27	70.26
7/1/2021	9/30/2021	87.25	68.18	80.47
10/1/2021	12/31/2021	88.50	77.91	87.12
1/1/2022	3/31/2022	87.13	71.65	79.33
4/1/2022	6/30/2022	81.25	64.25	69.89
7/1/2022	9/30/2022	78.09	56.96	58.18
10/1/2022	12/31/2022	71.72	56.51	68.55
1/1/2023	3/31/2023	77.23	64.46	70.54
4/1/2023	6/30/2023	82.11	69.16	82.11
7/1/2023	9/30/2023	85.20	76.74	77.06
10/1/2023	12/31/2023	78.12	69.57	78.12
1/1/2024	3/31/2024	88.15	74.84	83.29
4/1/2024	6/30/2024	92.26	77.58	89.08
7/1/2024	9/30/2024	100.76	88.07	100.07
10/1/2024	12/31/2024	99.13	83.87	84.89
1/1/2025	3/31/2025	96.80	82.73	94.93
4/1/2025	6/30/2025	98.30	82.88	88.28
7/1/2025	8/4/2025	92.22	73.24	74.51
10/1/2025	11/25/2025*	79.66	72.05	79.66

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Ordinary Shares of Alcon Inc. from April 9, 2019 through November 25, 2025, based on information from Bloomberg.

Additional Terms of the Securities

If the terms contained in this pricing supplement differ from those contained in the prospectus supplement or prospectus, the terms contained in this pricing supplement will control.

Some Definitions

We have defined some of the terms that we use frequently in this pricing supplement below:

♦“Closing Price” means, on any Trading Day for one share (or one unit of any other security for which a Closing Price must be determined) of an Underlying Share:

(i) if the Underlying Shares (or any such other security) are listed on a national securities exchange (other than Nasdaq), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the Underlying Shares (or any such other security) is listed,

(ii) if the Underlying Shares (or any such other security) are a security of the Nasdaq, the official Closing Price of the Underlying Shares published by the Nasdaq on such day, or

(iii) if the Underlying Shares (or any such other security) are not listed on any national securities exchange but is included in the OTC Bulletin Board Service (the OTC Bulletin Board) operated by the Financial Industry Regulatory Authority, Inc. (FINRA), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If the Underlying Shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official Closing Price published by such exchange, or by the Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the Closing Price for one share of the Underlying Shares (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq or the OTC Bulletin Board on such day. If a Market Disruption Event (as defined below) occurs with respect to the Underlying Shares, (or any such other security) or the last reported sale price or the official Closing Price published by the Nasdaq, as applicable, for the Underlying Shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for any trading day will be the mean, as determined by the Calculation Agent, of the bid prices for the Underlying Shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, such Closing Price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term OTC Bulletin Board Service will include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA. See “—Antidilution adjustments” below.

♦“Trading Day” means, with respect to each Underlying Share, a day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, The Nasdaq Stock Market LLC (the “Nasdaq”), the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

♦“Market Disruption Event” means, with respect to each Underlying Share:

(i) the occurrence or existence of any of:

 (a) a suspension, absence or material limitation of trading of the Underlying Shares on the primary market for the Underlying Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or

 (b) a breakdown or failure in the price and trade reporting systems of the primary market for the Underlying Shares as a result of which the reported trading prices for the Underlying Shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

 (c) the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the Underlying Shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

(ii) a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the Securities.

For the purposes of determining whether a Market Disruption Event has occurred with respect to the Underlying Shares: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the primary market, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a Market Disruption Event, (3) a suspension of trading in options contracts on the Underlying Shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to the Underlying Shares and (4) a suspension, absence or material limitation of trading on the primary market on which options contracts related to the Underlying Shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

♦“Relevant Exchange” means, with respect to each Underlying Share, the primary exchange(s) or market(s) of trading for (i) any Underlying Share, and (ii) any futures or options contracts related to such Underlying Share.

♦Antidilution Adjustments: With respect to each Underlying Shares, the Adjustment Factor will be adjusted as follows:

1. If the Underlying Shares is subject to a stock split or reverse stock split, then once such split has become effective, the Adjustment Factor for the Underlying Shares will be adjusted by the Calculation Agent to equal the product of the prior Adjustment Factor and the number of shares issued in such stock split or reverse stock split with respect to one share of the Underlying Shares or the securities represented by the American Depositary Shares (the “ADSs”); provided, however, that, with respect to AstraZeneca plc and Novo Nordisk A/S, if (and to the extent that) AstraZeneca plc or Novo Nordisk A/S or the applicable depositary for such ADSs has adjusted the number of the securities represented by each American Depositary Share of AstraZeneca plc or Novo Nordisk A/S, as applicable, so that the price of American Depositary Share of AstraZeneca plc or Novo Nordisk A/S, as applicable, would not be affected by such stock split or reverse stock split, no adjustment will be made to the Adjustment Factor.

2. If the Underlying Shares (or the securities represented by the ADSs) is subject (i) to a stock dividend (issuance of additional shares of the Underlying Shares) that is given ratably to all holders of shares of the Underlying Shares or the securities represented by the ADSs, as applicable, or (ii) to a distribution of the Underlying Shares or the securities represented by the ADSs, as applicable, as a result of the triggering of any provision of the corporate charter of that Underlying Shares issuer, then once the dividend has become effective and the Underlying Shares is trading ex-dividend, the Adjustment Factor will be adjusted so that the new Adjustment Factor will equal the prior Adjustment Factor plus the product of (i) the number of shares issued with respect to one share of the Underlying Shares and (ii) the prior Adjustment Factor; provided, however, that, with respect to AstraZeneca plc and Novo Nordisk A/S, if (and to the extent that) AstraZeneca plc or Novo Nordisk A/S or the applicable depositary for such ADSs has adjusted the number of the securities represented by each American Depositary Share of AstraZeneca plc or Novo Nordisk A/S, as applicable, so that the price of American Depositary Share of AstraZeneca plc or Novo Nordisk A/S, as applicable, would not be affected by such stock dividend or stock distribution, no adjustment will be made to the Adjustment Factor.

3. If the Underlying Shares issuer issues rights or warrants to all holders of its Underlying Shares to subscribe for or purchase that Underlying Shares at an exercise price per share less than the Closing Price of that Underlying Shares on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the securities, then the Adjustment Factor will be adjusted to equal the product of the prior Adjustment Factor and a fraction, the numerator of which will be the number of shares of the Underlying Shares outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of the Underlying Shares offered for subscription or purchase pursuant to such rights or warrants and the denominator of which will be the number of shares of the Underlying Shares outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of the Underlying Shares which the aggregate offering price of the total number of shares of the Underlying Shares so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Closing Price on the expiration date of such rights or warrants, which will be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Price.

4. There will be no required adjustments to the Adjustment Factor to reflect cash dividends or other distributions paid with respect to the Underlying Shares other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of paragraph 5 below and extraordinary dividends as described below. A cash dividend or other distribution with respect to the Underlying Shares will be deemed to be an extraordinary dividend if such cash dividend or distribution exceeds the immediately preceding non-extraordinary dividend for the Underlying Shares by an amount equal to at least 10% of the Closing Price of the Underlying Shares (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the trading day preceding the ex-dividend date (that is, the day on and after which transactions in the Underlying Shares on the primary U.S. organized securities exchange or trading system on which the Underlying Shares is traded no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such extraordinary dividend. If an extraordinary dividend occurs with respect to the Underlying Shares, the Adjustment Factor with respect to the Underlying Shares will be adjusted on the ex-dividend date with respect to such extraordinary dividend so that the new Adjustment Factor will equal the product of (i) the then current Adjustment Factor and (ii) a fraction, the numerator of which is the Closing Price on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Price on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount. The extraordinary dividend amount with respect to an extraordinary dividend for the Underlying Shares will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such extraordinary dividend minus the amount per share of the immediately preceding non-extraordinary dividend for the Underlying Shares or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such extraordinary dividend. To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination will be conclusive. A distribution on the Underlying Shares described in clause (i), (iv) or (v) of paragraph 5 below that also constitutes an extraordinary dividend will cause an adjustment to the Adjustment Factor pursuant only to clause (i), (iv) or (v) of paragraph 5, as applicable.

5. If (i) there occurs any reclassification or change of the Underlying Shares, including, without limitation, as a result of the issuance of any tracking stock by the Underlying Shares issuer, (ii) the Underlying Shares issuer or any surviving entity or subsequent surviving entity of the Underlying Shares issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the Underlying Shares issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) the Underlying Shares issuer is liquidated, (v) the Underlying Shares issuer issues to all of its shareholders equity securities of an issuer other than the Underlying Shares issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the Underlying Shares (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining the amount payable upon a redemption date or at maturity for each security will be as follows:

Upon the Observation Date following the effective date of a Reorganization Event: If the exchange property value is such that the Observation Date Basket Closing Level is greater than or equal to the Autocall Barrier, the Securities will be automatically redeemed for a payment per Security equal to the Principal Amount plus the Call Price.

Upon the Final Valuation Date, if the Securities have not previously been automatically redeemed, the Payment at Maturity per Security will be determined as follows:

 If the exchange property value is such that the Basket Return is greater than zero: (i) the stated principal amount plus (ii) the Principal Amount multiplied by (A) the Basket Return multiplied by (B) the Upside Gearing; or

 If the exchange property value is such that the Basket Return is less than or equal to zero and the Final Basket Level is greater than or equal to the Downside Threshold: the Principal Amount; or

 If the exchange property value is such that the Final Basket Level is less than the Downside Threshold: (i) the Principal Amount plus (ii) the Principal Amount multiplied by the Basket Return.

The “Final Price” of the applicable Underlying Shares will be deemed to equal the per-share cash value, determined as of the Final Valuation Date, of the securities, cash or any other assets distributed to holders of the Underlying Shares in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified shares of the Underlying Shares, (B) in the case of a spin-off event, the shares of the Underlying Shares with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where the Underlying Shares continues to be held by the holders receiving such distribution, the Underlying Shares (collectively, the exchange property).

If exchange property includes a cash component, investors will not receive any interest accrued on such cash component. In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

“Exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the Calculation Agent, as of the date of receipt, of such cash received for one share of the Underlying Shares, as adjusted by the Adjustment Factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the Calculation Agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of the Underlying Shares, as adjusted by the Adjustment Factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the determination Closing Price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of the Underlying Shares, as adjusted by the Adjustment Factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document with respect to the securities to “the Underlying Shares” shall be deemed to refer to the exchange property and references to a “share” or “shares” of the Underlying Shares shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

In the event that the ADSs of AstraZeneca plc or Novo Nordisk A/S, as applicable, are no longer listed on a primary U.S. securities exchange and the securities represented by the ADSs are listed on a primary U.S. securities exchange, the Calculation Agent in its sole discretion will adjust the Adjustment Factor for such Underlying Shares such that the product of the last reported sale price of such Underlying Shares and the Adjustment Factor at the last time such Underlying Shares were listed equals the product of the last reported sale price of the securities represented by the ADSs and the adjusted Adjustment Factor at such time, and the securities represented by the ADSs will take the place of the Underlying Shares.

With respect to AstraZeneca plc and Novo Nordisk A/S, in the event that the Underlying Issuer or the depositary for the Underlying Shares elects, in the absence of any of the events described in paragraph 1, 2, 3, 4 or 5 above, to change the number of the securities represented by the ADSs that are represented by each Underlying Share, the Adjustment Factor on any Trading Day after the change becomes effective will be proportionally adjusted. In addition, if any event requiring an adjustment to be made to the Adjustment Factor pursuant to paragraph 2, 3, 4 or 5 above would result in a different adjustment with respect to the Underlying Shares than with respect to the securities represented by the ADSs, the Calculation Agent will adjust the Adjustment Factor based solely on the effect of such event on the Underlying Shares.

No adjustment to an Adjustment Factor will be required unless such adjustment would require a change of at least 0.1% in the Adjustment Factor then in effect. The Adjustment Factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the Adjustment Factors will be made up to the close of business on the Final Valuation Date.

No adjustments to an Adjustment Factor or method of calculating an Adjustment Factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination Closing Price or the Final Price of the Underlying Shares, including, without limitation, a partial tender or exchange offer for the Underlying Shares.

The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to the Adjustment Factors or method of calculating the Adjustment Factors and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The Calculation Agent will provide information as to any adjustments to the Adjustment Factors or to the method of calculating the amount payable at maturity of the Securities made pursuant to paragraph 5 above upon written request by any investor in the Securities.

Postponement of Observation Date and Final Valuation Date

If a Market Disruption Event with respect to any Underlying Share occurs on the scheduled Observation Date or the Final Valuation Date, or if the scheduled Observation Date or the Final Valuation Date is not a Trading Day, the Closing Level with respect to such affected Underlying Share (but not the unaffected Underlying Shares) for such day shall be determined on the immediately succeeding Trading Day on which no Market Disruption Event occurs with respect to such affected Underlying Share. The Final Basket Level will be determined on the date on which the Closing Price for each of the Underlying Shares for such date has been determined; provided that the Closing Price for any affected Underlying Share with respect to the scheduled Observation Date or the Final Valuation Date, as applicable, will not be determined on a date later than the fifth scheduled Trading Day after the scheduled Observation Date or the Final Valuation Date, as applicable, and if such date is not an Trading Day or if there is a Market Disruption Event with respect to the affected Underlying Share on such date, the Calculation Agent shall determine the Closing Price of such Underlying Share on such date based on the bid prices for such Underlying Shares for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. If no bid prices are provided from any third-party dealers, the Closing Price shall be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Postponement of Call Settlement Date and Maturity Date

If the Observation Date or the Final Valuation Date is postponed so that it falls less than two Business Days prior to the scheduled Call Settlement Date or the Maturity Date, as applicable, the Call Settlement Date or the Maturity Date, as applicable, will be postponed to the second Business Day following that Observation Date or Final Valuation Date as postponed, and no adjustment will be made to any payment made on that postponed date.

Alternate Exchange Calculation in Case of an Event of Default

If an event of default with respect to the Securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Securities (the “Acceleration Amount”) will be an amount, determined by the Calculation Agent in its sole discretion, that is equal to the cost of having a Qualified Financial Institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

othe lowest amount that a Qualified Financial Institution would charge to effect this assumption or undertaking, plus othe reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the Default Quotation Period for the Securities, which we describe below, the holders of the Securities and/or we may request a Qualified Financial Institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the Default Quotation Period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the Qualified Financial Institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the Default Quotation Period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the Securities is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to the Depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the Securities as promptly as possible and in no event later than two Business Days after the date of such acceleration.

Default Quotation Period

The Default Quotation Period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third Business Day after that day, unless:

ono quotation of the kind referred to above is obtained, or

oevery quotation of that kind obtained is objected to within five Business Days after the due date as described above.

If either of these two events occurs, the Default Quotation Period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five Business Days after that first Business Day, however, the Default Quotation Period will continue as described in the prior sentence and this sentence.

In any event, if the Default Quotation Period and the subsequent two Business Day objection period have not ended before the Final Valuation Date, then the Acceleration Amount will equal the principal amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the Acceleration Amount at any time, a Qualified Financial Institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

oA-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

oP-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Trustee

The “Trustee” for each offering of notes issued under our Senior Debt Indenture, including the Securities, will be The Bank of New York Mellon, a New York banking corporation.

Agent

The “agent” is MS & Co.

Calculation Agent and Calculations

The “Calculation Agent” for the Securities will be MS & Co. As Calculation Agent, MS & Co. will determine, among other things, the Initial Basket Level, the Observation Date Closing Basket Level, the Final Prices, the Final Basket Level, the Basket Return and the Payment at Maturity.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to the Payment at Maturity, if any, will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per Security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Securities will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests, as an owner of the Securities, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Final Basket Level, any adjustments to the Adjustment Factors or whether a Market Disruption Event has occurred. See “—Antidilution Adjustments” and the definition of Market Disruption Event. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Issuer Notice to Registered Security Holders, the Trustee and the Depositary

In the event that the Maturity Date of the Securities is postponed due to a postponement of the Final Valuation Date, the Issuer shall give notice of such postponement and, once it has been determined, of the date to which the Maturity Date has been rescheduled (i) to each registered holder of the Securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the Trustee by facsimile confirmed by mailing such notice to the Trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “Depositary”) by telephone or facsimile confirmed by mailing such notice to the Depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The Issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the Maturity Date, the Business Day immediately preceding the scheduled Maturity Date and (ii) with respect to notice of the date to which the Maturity Date has been rescheduled, the Business Day immediately following the Final Valuation Date as postponed.

In the event that the Securities are subject to Automatic Call, the Issuer shall, (i) on the Business Day following the Observation Date, give notice of the Automatic Call and the Call Price, including specifying the payment date of the amount due upon the Automatic Call, (x) to each registered holder of the Securities by mailing notice of such Automatic Call by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the Trustee by facsimile confirmed by mailing such notice to the Trustee by first class mail, postage prepaid, at its New York office and (z) to the Depositary by telephone or facsimile confirmed by mailing such notice to the Depositary by first class mail, postage prepaid and (ii) on or prior to the Call Settlement Date, deliver the aggregate cash amount due with respect to the Securities to the Trustee for delivery to the Depositary, as holder of the Securities. Any notice that is mailed to a registered holder of the Securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer, with any such request to be accompanied by a copy of the notice to be given.

The Issuer shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee, on which notice the Trustee may conclusively rely, and to the Depositary of the amount of cash, if any, to be delivered with respect to the Securities, on or prior to 10:30 a.m. (New York City time) on the Business Day preceding the Call Settlement Date or the Business Day preceding the Maturity Date, as applicable and (ii) deliver the aggregate cash amount due with respect to the Securities, if any, to the Trustee for delivery to the Depositary, as holder of the Securities, on the Call Settlement Date or Maturity Date, as applicable.

Additional Information About the Securities

Use of Proceeds and Hedging

The proceeds from the sale of the Securities will be used by us for general corporate purposes. We will receive, in aggregate, $10 per Security issued, because, when we enter into hedging transactions in order to meet our obligations under the Securities, our hedging counterparty will reimburse the cost of the Agent’s commissions. The costs of the Securities borne by you and described on page 2 above comprise the Agent’s commissions and the cost of issuing, structuring and hedging the Securities. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the Trade Date, we will hedge our anticipated exposure in connection with the Securities, by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the Underlying Shares, in futures or options contracts on the Underlying Shares, as well as in other instruments related to the Underlying Shares that they may wish to use in connection with such hedging. Such purchase activity could increase the Initial Prices of the Underlying Shares, and, therefore, could increase the prices at or above which the Underlying Shares must close on the Observation Date for the Securities to be called, and if the Securities are not called prior to maturity, the prices at or above which the Underlying Shares must close on the Final Valuation Date so that you do not suffer significant loss on your initial investment in the Securities. In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Securities, including on the Final Valuation Date, by purchasing and selling the Underlying Shares, futures or options contracts on the Underlying Shares, as well as other instruments related to the Underlying Shares that we may wish to use in connection with such hedging activities, including by purchasing or selling any such securities or instruments on the Final Valuation Date. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the Final Valuation Date approaches. We cannot give any assurance that our hedging activities will not affect the prices of the Underlying Shares, and, therefore, adversely affect the value of the Securities, whether the Securities are automatically called prior to maturity, and if the Securities are not called prior to maturity, or the amount payable at maturity, if any.

Supplemental Plan of Distribution; Conflicts of Interest

MS & Co. is the agent for this offering. We have agreed to sell to MS & Co., and MS & Co. has agreed to purchase, all of the Securities at the issue price less the underwriting discount indicated on the cover of this document. UBS Financial Services Inc., acting as dealer, will receive from MS & Co. a fixed sales commission of $0.25 for each Security it sells.

MS & Co. is our affiliate and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Securities.

MS & Co. will conduct this offering in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the Securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities. Specifically, the agent may sell more Securities than it is obligated to purchase in connection with the offering, creating a naked short position in the Securities, for its own account. The agent must close out any naked short position by purchasing the Securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the Securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, the Securities or the Underlying Shares in the open market to stabilize the price of the Securities. Any of these activities may raise or maintain the market price of the Securities above independent market levels or prevent or retard a decline in the market price of the Securities. The agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of Securities. See “—Use of Proceeds and Hedging” above.

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been issued by MSFL pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus), the trustee and/or paying agent has made, in accordance with the instructions from MSFL, the appropriate entries or notations in its records relating to the master note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee.  This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability

Company Act.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the master note and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated September 23, 2025, which was filed as an exhibit to a Current Report on Form 8-K by the Company on September 23, 2025.

Form of Securities

The Securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the Depositary and will be registered in the name of a nominee of the Depositary. The Depositary’s nominee will be the only registered holder of the Securities. Your beneficial interest in the Securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the Depositary. In this pricing supplement, all references to payments or notices to you will mean payments or notices to the Depositary, as the registered holder of the Securities, for distribution to participants in accordance with the Depositary’s procedures. For more information regarding the Depositary and book entry notes, please read “Forms of Securities—The Depositary” in the accompanying prospectus supplement and “Securities Offered on a Global Basis Through the Depositary” in the accompanying prospectus.